                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:

    / /  Preliminary Proxy Statement

    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    /X/  Definitive Proxy Statement

    / /  Definitive Additional Materials

    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                         MYLEX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------

     (3) Filing Party:
         -----------------------------------------------------------------------

     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

Dear Fellow Stockholder:

    The Board of Directors of Mylex Corporation is pleased to invite you to attend a special meeting of stockholders on September 28, 1999, at 9:00 A.M., local time, at Omni Berkshire Place, 21 East 52(nd) Street, New York, New York.

    At the meeting, we will vote on a proposal to adopt a merger agreement, dated as of July 27, 1999, that Mylex entered into with International Business Machines Corporation and S2 Acquisition Corp., a wholly-owned subsidiary of IBM. Under the merger agreement, S2 Acquisition Corp. will merge with and into Mylex, and Mylex will become a wholly-owned subsidiary of IBM. If the merger is completed, Mylex stockholders will receive $12 in cash, without interest, in exchange for each share of Mylex common stock. After careful consideration, the Mylex Board of Directors has unanimously approved the merger agreement and unanimously recommends that you vote in favor of its adoption.

    We cannot complete the merger unless the holders of a majority of the outstanding shares of Mylex common stock vote to adopt the merger agreement at the special meeting. Your vote is very important regardless of the number of shares that you own, and I urge you to submit your proxy as soon as possible. Please complete, sign and date the enclosed proxy card and return it, at your earliest convenience, in the enclosed return envelope. Returning your proxy card will not prevent you from voting in person, but will ensure that we count your vote if you are unable to attend the special meeting.

                                          /s/ AL MONTROSS

                                          Al Montross
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

       THIS PROXY STATEMENT IS DATED AUGUST 24, 1999, AND WAS FIRST MAILED
                  TO STOCKHOLDERS ON OR ABOUT AUGUST 27, 1999.

                               MYLEX CORPORATION
                           34551 ARDENWOOD BOULEVARD
                           FREMONT, CALIFORNIA 94555

                            ------------------------

                  NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 28, 1999

                             ---------------------

To the Stockholders of Mylex:

    A special meeting of stockholders of Mylex will be held on September 28, 1999, at 9:00 A.M., local time, at Omni Berkshire Place, 21 East 52(nd) Street, New York, New York, for the following purpose:

        To consider and vote on a proposal to adopt the merger agreement dated as of July 27, 1999 among IBM, S2 Acquisition Corp., a wholly-owned subsidiary of IBM, and Mylex. Under the terms of the merger agreement, each share of common stock of Mylex outstanding immediately before the merger will be converted into the right to receive $12 in cash, and Mylex will become a wholly-owned subsidiary of IBM.

    A proxy card and a proxy statement containing more detailed information about the special meeting and the merger, including a copy of the merger agreement, accompany this notice. Only stockholders of record at the close of business on August 23, 1999 may vote at the special meeting. A list of Mylex stockholders entitled to vote at the special meeting will be available for examination by any stockholder, for any purpose germane to the special meeting, during normal business hours at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166-0193, during the ten-day period before the special meeting.

    All stockholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, please complete, sign and date the enclosed proxy card and return it as promptly as possible in the enclosed return envelope. Any stockholder attending the meeting may vote in person even if he or she previously submitted a proxy card.

                                          By Order of the Board of Directors,

                                          /s/ ISMAEL DUDHIA

                                          Ismael Dudhia
                                          CHAIRMAN OF THE BOARD

Fremont, California
August 24, 1999

                             YOUR VOTE IS IMPORTANT.
                TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN, DATE
                  AND MAIL THE ENCLOSED PROXY CARD PROMPTLY IN
                         THE ENCLOSED RETURN ENVELOPE.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................           1
SUMMARY....................................................................................................           2
  The companies............................................................................................           2
  The merger...............................................................................................           2
  The special meeting......................................................................................           5
  Fairness opinion.........................................................................................           5
MYLEX SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION...............................................           6
MARKET PRICES AND DIVIDENDS................................................................................           7
THE SPECIAL MEETING........................................................................................           8
  Recommendation of the board..............................................................................           8
  Votes required for adoption of the merger agreement......................................................           8
  Submission of proxies....................................................................................           8
  How to revoke a proxy....................................................................................           9
  Solicitation of proxies..................................................................................           9
THE COMPANIES..............................................................................................          10
  Mylex....................................................................................................          10
  IBM......................................................................................................          10
  IBM merger subsidiary....................................................................................          10
THE MERGER.................................................................................................          11
  Background of the merger.................................................................................          11
  Reasons for the merger...................................................................................          13
  Opinion of Mylex's financial advisor.....................................................................          14
  Interests of members of the Mylex board of directors and management in the merger........................          21
  Accounting treatment.....................................................................................          23
  U.S. federal income tax consequences.....................................................................          23
  Regulatory matters.......................................................................................          24
  Appraisal rights.........................................................................................          25
THE MERGER AGREEMENT.......................................................................................          29
  The merger...............................................................................................          29
  What you will receive....................................................................................          29
  Effective time of the merger.............................................................................          29
  Treatment of stock options...............................................................................          29
  Payment for shares.......................................................................................          29
  Representations and warranties...........................................................................          30
  Covenants................................................................................................          31
  No solicitation of transactions..........................................................................          33
  Efforts to complete the merger...........................................................................          35
  Benefit plans............................................................................................          35
  Common stock rights agreement............................................................................          35
  Conditions to the parties' obligations to complete the merger............................................          36
  Additional conditions to obligation of IBM...............................................................          36
  Termination..............................................................................................          36
  Termination fees.........................................................................................          37
  Amendment and waiver.....................................................................................          38
SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT.....................................................          39
INDEPENDENT ACCOUNTANTS....................................................................................          40
WHERE YOU CAN FIND MORE INFORMATION........................................................................          40
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION.................................................          42

APPENDIX A--Agreement and Plan of Merger...................................................................         A-1

APPENDIX B--Opinion of Broadview International LLC.........................................................         B-1

APPENDIX C--Section 262 of the General Corporation Law of the State of Delaware............................         C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT WILL MYLEX STOCKHOLDERS RECEIVE FOR THEIR MYLEX SHARES IN THE MERGER?

    A: If we complete the merger, Mylex stockholders will receive the merger consideration of $12 in cash, without interest, in exchange for each share of Mylex common stock.

Q:  WHAT DO I NEED TO DO NOW?

    A: After carefully reading and considering this proxy statement, please complete, sign and date your proxy card. Then mail the proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting and voted as you wish. If you sign and mail your proxy card but do not indicate how you want your shares to be voted, your shares will be voted in favor of adopting the merger agreement. If you do not vote or if you abstain, it will have the effect of a vote against adopting the merger agreement.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

    A: Your broker will vote your shares only if you provide instructions on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against adopting the merger agreement.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

    A: You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must deliver your notice of revocation or your new proxy card to the Secretary of Mylex at the address on page 9 before the vote at the special meeting. Third, you can attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES AT THIS TIME?

    A: No. After the merger is completed, IBM will send you written instructions explaining how to exchange your stock certificates for the merger consideration.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

    A: We are working toward completing the merger as quickly as possible. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the expiration or termination of applicable regulatory waiting periods. We presently expect to complete the merger in the fall of 1999.

Q:  WHERE CAN I FIND MORE INFORMATION ABOUT MYLEX?

    A: You may obtain additional information about Mylex as described under "Where You Can Find More Information" on page 40.

Q:  WHOM DO I CONTACT IF I HAVE QUESTIONS ABOUT THE SPECIAL MEETING OR THE
MERGER?

    A: If you have questions about the special meeting or the merger or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact our proxy solicitor:

                    Corporate Investor Communications, Inc.
                               111 Commerce Road
                          Carlstadt, New Jersey 07072
                                 (201) 896-5680

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER AND RELATED MATTERS FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU, INCLUDING THE COPY OF THE MERGER AGREEMENT ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 40. EACH ITEM IN THIS SUMMARY INCLUDES A PAGE REFERENCE DIRECTING YOU TO A MORE COMPLETE DESCRIPTION OF THAT ITEM.

THE COMPANIES (SEE PAGE 10)

    MYLEX CORPORATION

    Mylex develops and produces high-performance hardware and software for moving, storing, protecting and managing data in network and desktop environments, including Redundant Array of Independent or Inexpensive Disks ("RAID") controller subsystems, Small Computer Systems Interface ("SCSI") adapters and complementary computer products for network servers, mass storage systems, workstations and system motherboards. Mylex products are sold globally through a network of original equipment manufacturers ("OEMs"), major distributors, value added resellers and system integrators. Mylex's principal executive offices are located at 34551 Ardenwood Boulevard, Fremont, California 94555, and its telephone number is (510) 796-6100.

    INTERNATIONAL BUSINESS MACHINES CORPORATION

    IBM develops and manufactures advanced information technologies, including computer systems, software, networking systems, storage drives and microelectronics. IBM translates these advanced technologies into value for its customers through its professional solutions and services worldwide. IBM's principal executive offices are located at New Orchard Road, Armonk, New York 10504, and its telephone number is (914) 499-1900.

    S2 ACQUISITION CORP.

    S2 Acquisition Corp. is a wholly-owned subsidiary of IBM. S2 Acquisition Corp. was organized solely for the purpose of entering into the merger agreement with Mylex and completing the merger and has not conducted any business operations.

THE MERGER

    WHAT YOU WILL RECEIVE (SEE PAGE 29)

    In the merger you will receive, for each share of Mylex common stock you own, the merger consideration of $12 in cash, without interest.

    After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a Mylex stockholder. Mylex stockholders will receive the merger consideration after turning in their Mylex stock certificates in accordance with the instructions contained in the letter of transmittal to be sent by IBM to Mylex stockholders shortly after completion of the merger.

    MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 23)

    The receipt of cash by Mylex stockholders in the merger will be a taxable transaction for federal income tax purposes. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

    APPRAISAL RIGHTS (SEE PAGE 25)

    You have the right under Delaware law to exercise appraisal rights and to receive payment in cash for the fair value of your shares of Mylex common stock determined by the Delaware Chancery Court. If you wish to exercise appraisal rights, you must not vote in favor of adopting the merger agreement and must follow specific procedures to preserve your appraisal rights. These procedures are described in this proxy statement, and the provision of Delaware law that grants appraisal rights and governs these procedures is attached as Appendix C.

    INTERESTS OF MEMBERS OF MYLEX'S BOARD OF DIRECTORS AND MANAGEMENT IN THE
      MERGER (SEE PAGE 21)

    When you consider the recommendation of the Mylex board of directors that you vote in favor of adopting the merger agreement, you should be aware that a number of Mylex directors and executive officers may have interests in the merger that are different from, or in addition to, yours. For example,

    - The vesting period of options to purchase Mylex common stock held by non-employee directors of Mylex will accelerate as a result of the merger, and each of these options, whether vested or unvested, will be converted into the right to receive a cash payment as described under "The Merger Agreement-- Treatment of stock options,"

    - Under a retention plan and retention agreements entered into with IBM to take effect upon completion of the merger, all Mylex executive officers other than Al Montross, the president and chief executive officer of Mylex, who remain with Mylex after the merger will become eligible to receive retention bonus payments within two weeks after the merger is completed and, under certain circumstances, additional retention bonuses at later times,

    - Three Mylex employees, including one of its executive officers, who have not been offered or have not entered into retention agreements with IBM will become eligible to receive severance payments and an acceleration of all their unvested stock options under existing severance agreements with Mylex if, either in connection with or within a specified time after the merger, their employment terminates under specified circumstances.

    - Under an amendment to his employment agreement to take effect upon completion of the merger, Mr. Montross will become eligible to receive a bonus payment for the 1999 calendar year when the merger is completed and an additional annual bonus payment in January 2001. In addition, if Mr. Montross' employment is terminated without cause or he resigns for specified reasons, Mr. Montross will be entitled to receive all salary due under the employment agreement through January 31, 2003, an acceleration of all his unvested stock options and a continuation of certain benefits for a specified period of time.

    REGULATORY REQUIREMENTS WITH RESPECT TO THE MERGER (SEE PAGE 24)

    The merger cannot be completed until after: (a) IBM and Mylex have given specified information and materials to the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (b) IBM has given specified information and materials to the Federal Cartel Office in Germany and, in each case, a required waiting period has expired or been terminated. The companies have submitted the required pre-merger notification and report forms. Unless additional information is requested by the regulatory authorities or IBM and Mylex withdraw and subsequently refile the notification and report forms, the waiting period under the Hart-Scott-Rodino Act will expire on September 9, 1999 and the waiting period in Germany will expire on September 13, 1999.

    CONDITIONS TO THE MERGER (SEE PAGE 36)

    Completion of the merger depends upon satisfying a number of conditions, including:

    - adoption of the merger agreement by the holders of a majority of the outstanding shares of Mylex common stock,

    - expiration of the waiting periods under the Hart-Scott-Rodino Act and any other applicable competition, merger control, antitrust or similar law,

    - absence of any (1) law or ruling that would or (2) pending proceeding that seeks to:

        - prevent or restrain the completion of the merger,

        - limit in any material respect the ownership or operation by Mylex or IBM of a material portion of its businesses or assets or

        - prohibit IBM from controlling in any material respect a substantial portion of Mylex's business,

    - receipt of all required and specified governmental and third party waivers, consents and other approvals and authorizations and

    - accuracy of the representations and warranties, and performance of the obligations of, IBM and Mylex in all material respects.

    TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 36)

    1. Mylex and IBM may agree to terminate the merger agreement without completing the merger, even after the stockholders of Mylex have approved the merger.

    2.  IBM or Mylex may terminate the merger agreement if:

    - the merger is not completed by February 29, 2000,

    - any law or ruling prohibiting the completion of the merger has become final and cannot be appealed,

    - the holders of a majority of the outstanding shares of Mylex common stock do not adopt the merger agreement at the special meeting of the stockholders or

    - the other party materially breaches its representations, warranties, covenants or agreements under the merger agreement and does not or cannot timely cure the breach.

    3.  IBM may terminate the merger agreement if:

    - IBM receives a notice from Mylex that Mylex has received an unsolicited superior proposal from a third party. A superior proposal is defined as a proposal to acquire more than 50% of Mylex's common stock or all or substantially all of Mylex's assets for consideration that is determined by the Mylex board of directors to have a higher value than the consideration to be received in the merger and which proposal is determined by the Mylex board of directors to be more favorable to the Mylex stockholders than the merger, in each case taking into account any changes to the merger agreement made by IBM in response to the proposal,

    - the Mylex board of directors fails to reconfirm its recommendation that the Mylex stockholders vote to adopt the merger agreement upon a request by IBM to do so, which request IBM may make only after Mylex receives a proposal from a third party regarding a merger or similar transaction involving Mylex or the acquisition of 15% or more of Mylex's common stock or a business that constitutes 15% or more of the combined revenue, operating income or assets of Mylex and its subsidiaries or

    - a law or ruling that has any of the effects set forth under the third condition described above under "--Conditions to the merger" has become final and cannot be appealed.

    4. Before the Mylex stockholders adopt the merger agreement, Mylex may terminate the merger agreement if:

    - Mylex receives an unsolicited superior proposal from a third party,

    - the Mylex board of directors determines in good faith that terminating the merger agreement in response to the superior proposal is necessary to satisfy its fiduciary duties to the Mylex stockholders,

    - Mylex gives IBM written notice of the superior proposal within the time prescribed by the merger agreement,

    - prior to termination, Mylex pays IBM a $10 million termination fee and

    - at the time of termination Mylex enters into a definitive agreement relating to the superior proposal.

    FEE PAYABLE IF THE MERGER IS NOT COMPLETED (SEE PAGE 37)

    The merger agreement requires Mylex to pay IBM a termination fee of $10 million if:

    - (a) Mylex or its stockholders receives or becomes aware of a takeover proposal from a third party, (b) thereafter IBM or Mylex terminates the merger agreement for the first or third reason described in paragraph 2 above under "--Termination of the merger agreement" and (c) within 12 months of the termination Mylex enters into any agreement, or completes a transaction, relating to a takeover proposal,

    - IBM terminates the merger agreement for the first or second reason described in paragraph 3 above under "--Termination of the merger agreement" or

    - Mylex terminates the merger agreement for the reason described in paragraph 4 above under "--Termination of the merger agreement."

    REASONS FOR THE MERGER (SEE PAGE 13)

    The Mylex board of directors believes, as a result of various factors relating to, among other things, Mylex and the computer industry generally, the value of Mylex's common stock will be maximized by converting shares of Mylex common stock into the right to receive the merger consideration.

THE SPECIAL MEETING

    RECORD DATE AND STOCKHOLDER VOTE REQUIRED TO ADOPT THE MERGER AGREEMENT (SEE
      PAGE 8)

    You are entitled to vote at the special meeting if you owned Mylex common stock at the close of business on August 23, 1999, which is the record date set by the Mylex board of directors for purposes of determining which stockholders are entitled to vote at the special meeting. The affirmative vote of the holders of a majority of the shares of Mylex common stock outstanding as of the close of business on the record date is required to adopt the merger agreement.

    IF YOU DO NOT VOTE YOUR SHARES, IT WILL HAVE THE EFFECT OF A VOTE AGAINST ADOPTING THE MERGER AGREEMENT.

    On the record date, there were 19,882,526 shares of Mylex common stock entitled to vote at the special meeting. You will have one vote for each share of Mylex common stock that you owned as of the close of business on the record date.

    RECOMMENDATION TO STOCKHOLDERS (SEE PAGE 8)

    All the members of the Mylex board of directors recommend that you vote "FOR" the proposal to adopt the merger agreement.

FAIRNESS OPINION (SEE PAGE 14)

    In deciding to approve the merger agreement, the Mylex board of directors considered the opinion of Broadview International LLC, its financial advisor, that the consideration to be paid in the merger is fair to the Mylex stockholders from a financial point of view. This opinion is attached as Appendix B to this proxy statement. We encourage you to read this opinion carefully.

          MYLEX SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    The table below shows selected historical financial information about Mylex. This summary of financial information for Mylex for the fiscal years 1994 to 1998 was taken from, and should be read along with the audited financial statements contained in, Mylex's most recent Annual Report on Form 10-K. Information for the six months ended June 27, 1998 and June 26, 1999 was taken from financial statements of Mylex that have not been audited but which, we believe, fairly present Mylex's financial position and results of operations and cash flows for the periods, and should be read along with Mylex's most recently filed Quarterly Report on Form 10-Q. See "Where You Can Find More Information" on page 40.

                                      SIX MONTHS ENDED                         FISCAL YEAR ENDED
                                    ---------------------  ---------------------------------------------------------
                                     JUNE 26,   JUNE 27,    DEC. 26,    DEC. 27,    DEC. 31,    DEC. 31,   DEC. 31,
                                       1999       1998        1998        1997        1996        1995       1994
                                    ----------  ---------  ----------  ----------  ----------  ----------  ---------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
  Net sales.......................  $   70,739  $  60,478  $  135,726  $  123,550  $  173,123  $  127,455  $  92,589
  Income (loss) before income
    taxes.........................  $   (3,308) $  (6,401) $  (11,310) $   (9,427) $   27,380  $   20,473  $  11,978
  Net income (loss)...............  $   (2,084) $  (4,033) $   (7,125) $   (5,939) $   17,250  $   13,308  $   8,813
  Net income (loss) per
    share--basic..................  $    (0.10) $   (0.20) $    (0.36) $    (0.29) $     0.85  $     0.74  $    0.53
  Net income (loss) per
    share--diluted................  $    (0.10) $   (0.20) $    (0.36) $    (0.29) $     0.81  $     0.68  $    0.48

BALANCE SHEET DATA
  Working capital.................  $   67,587  $  76,856  $   70,160  $   83,759  $   97,931  $   72,967  $  26,551
  Total assets....................  $  106,257  $  98,159  $  111,143  $  104,483  $  116,586  $   94,620  $  42,871
  Long-term obligations...........  $       --  $      --  $       --  $       --  $       66  $      203  $     493
  Stockholders' equity............  $   82,409  $  85,174  $   82,244  $   92,295  $  104,172  $   75,897  $  25,943

                          MARKET PRICES AND DIVIDENDS

    Mylex's common stock is listed on The Nasdaq National Market under the symbol "MYLX." The following table shows, for the calendar quarters indicated, the high and low sale prices of Mylex common stock, as reported on the Nasdaq National Market, based on published financial sources. We have not paid any cash dividends on our common stock for the periods shown.

                                                                            HIGH        LOW
                                                                          ---------  ---------
Calendar Year 1997
  First Quarter.........................................................  $  13.750  $  10.000
  Second Quarter........................................................  $  11.375  $   7.875
  Third Quarter.........................................................  $  10.625  $   6.500
  Fourth Quarter........................................................  $  11.500  $   7.000
Calendar Year 1998
  First Quarter.........................................................  $  11.375  $   6.750
  Second Quarter........................................................  $   9.500  $   5.000
  Third Quarter.........................................................  $   8.000  $   3.500
  Fourth Quarter........................................................  $  12.312  $   4.125
Calendar Year 1999
  First Quarter.........................................................  $  13.125  $   4.938
  Second Quarter........................................................  $   6.750  $   4.250
  Third Quarter (through August 23, 1999)...............................  $  11.750  $   5.625

    The following table shows the closing sale price of the Mylex common stock, as reported on the Nasdaq National Market, based on published financial sources, for the dates indicated.

Average closing price for the 30 trading days
  before the announcement of the merger............................  $   7.763
Closing price on July 27, 1999, the last trading
  day before the announcement of the merger........................  $  10.250
Closing price on August 23, 1999, the last
  trading day before the date of this proxy statement..............  $  11.500

                              THE SPECIAL MEETING

    This proxy statement is being furnished to stockholders of Mylex as part of the solicitation of proxies by the Mylex board of directors for use at a special meeting of Mylex stockholders to be held on September 28, 1999, at 9:00 a.m., local time, at Omni Berkshire Place, 21 East 52(nd) Street, New York, New York. This proxy statement and the enclosed proxy card are first being mailed to the stockholders of Mylex on or about August 27, 1999.

    The purpose of the special meeting is to consider and vote on a proposal to adopt the merger agreement, in accordance with which S2 Acquisition Corp., a wholly-owned subsidiary of IBM, will merge with and into Mylex and Mylex will become a wholly-owned subsidiary of IBM.

    A proxy card for use at the special meeting accompanies each copy of this proxy statement mailed to holders of Mylex common stock.

    As of August 9, 1999, directors and executive officers of Mylex and their affiliates beneficially owned approximately 2,252,546 shares of Mylex common stock, or approximately 11.4% of the shares of Mylex common stock outstanding on that date.

RECOMMENDATION OF THE BOARD

    The Mylex board of directors has unanimously approved the merger agreement and declared its advisability. The Mylex board of directors believes that the consummation of the merger is in the best interests of the stockholders of Mylex. Accordingly, the Mylex board of directors unanimously recommends that the stockholders of Mylex vote "FOR" adoption of the merger agreement. In making its determination to approve the merger agreement, the Mylex board of directors considered, among other things, the opinion of Broadview that as of the date of the merger agreement the merger consideration was fair from a financial point of view to Mylex stockholders. See "The Merger--Reasons for the merger" and "--Opinion of Mylex's financial advisor."

VOTES REQUIRED FOR ADOPTION OF THE MERGER AGREEMENT

    The affirmative vote of the holders of a majority of the shares of Mylex common stock outstanding on August 23, 1999, the record date for the special meeting, is required to adopt the merger agreement. Each holder of Mylex common stock on the record date is entitled to one vote per share on the proposal to adopt the merger agreement.

    Only holders of record of Mylex common stock at the close of business on the record date will be entitled to receive notice of and vote at the special meeting. As of the record date, there were 19,882,526 shares of Mylex common stock outstanding. Holders of a majority of the outstanding shares of Mylex common stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting.

    A list of Mylex stockholders entitled to vote at the special meeting will be available for examination by any stockholder, for any purpose germane to the special meeting, during normal business hours at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166-0193 during the ten-day period before the special meeting.

SUBMISSION OF PROXIES

    To submit a proxy, holders of shares of Mylex common stock should complete, sign, date and mail the enclosed proxy card in accordance with the instructions set forth on the card.

    All shares of Mylex common stock represented at the special meeting by properly executed proxy cards received prior to or at the special meeting, unless those proxy cards previously have been revoked, will be voted at the special meeting in the manner specified on the proxy card. Signed proxy cards that do not contain voting instructions will be voted "FOR" adoption of the merger agreement.

    If a signed proxy card is returned and the stockholder has explicitly abstained from voting on the proposal to adopt the merger agreement, the shares represented by the proxy will be considered present at the special meeting for purposes of determining whether a quorum exists, but will not count as votes cast in favor of adoption of the merger agreement and, therefore, will have the same effect as a vote against adoption of the merger agreement. Likewise, broker non-votes will be counted for purposes of determining whether a quorum exists at the special meeting and will not count as votes cast in favor of adoption of the merger agreement, and therefore will have the same effect as a vote against adoption of the merger agreement.

    If the special meeting is adjourned for any reason, the adoption of the merger agreement may be considered and voted upon by Mylex stockholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original meeting, except for any proxies that have been properly withdrawn or revoked.

HOW TO REVOKE A PROXY

    A proxy may be revoked by

    - delivering to the Secretary of Mylex, before the vote at the special meeting, a written notice of revocation dated after the date of the proxy card,

    - signing a later dated proxy card relating to the same shares and delivering it to the Secretary of Mylex before the vote at the special meeting or

    - attending the special meeting and voting in person.

Merely attending the special meeting, however, will not revoke your proxy. All written notices of revocation and other communications about revocation of proxies should be addressed to Mylex Corporation, 34551 Ardenwood Boulevard, Fremont, California 94555, Attention: Secretary, or hand delivered to the Secretary before the vote at the special meeting.

SOLICITATION OF PROXIES

    Mylex will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from holders of Mylex common stock by telephone, in person or through other means. We will not compensate these people for this solicitation, but we will reimburse them for reasonable out-of-pocket expenses they may incur in connection with this solicitation. We will also arrange for brokerage firms, fiduciaries and other custodians to send solicitation materials to the beneficial owners of shares held of record by those persons. We will reimburse these brokerage firms, fiduciaries and other custodians for reasonable out-of-pocket expenses they incur in that connection. Corporate Investor Communications, Inc., our proxy solicitor, will assist in the solicitation of proxies for an estimated fee of approximately $10,000, plus reimbursement of reasonable out-of-pocket expenses. We will indemnify our proxy solicitor against specific liabilities and expenses, including liabilities and expenses under federal securities laws.

                                 THE COMPANIES

MYLEX

    Mylex develops and produces high-performance hardware and software for moving, storing, protecting and managing data in network and desktop environments, including RAID controller subsystems, SCSI adapters and complementary computer products for network servers, mass storage systems, workstations and system motherboards. Mylex products are sold globally through a network of OEMs, major distributors, value added resellers and system integrators. Mylex's principal executive offices are located at 34551 Ardenwood Boulevard, Fremont, California 94555, and its telephone number is (510) 796-6100.

IBM

    IBM, a New York corporation, develops and manufactures advanced information technologies, including computer systems, software, networking systems, storage drives and microelectronics. IBM translates these advanced technologies into value for its customers through its professional solutions and services worldwide. IBM's principal executive offices are located at New Orchard Road, Armonk, New York 10504, and its telephone number is (914) 499-1900.

IBM MERGER SUBSIDIARY

    S2 Acquisition Corp. is a Delaware corporation and a wholly-owned subsidiary of IBM. S2 Acquisition Corp. was organized solely for the purpose of entering into the merger agreement with Mylex and completing the merger and has not conducted any business operations.

                                   THE MERGER

BACKGROUND OF THE MERGER

    From 1993 through the first quarter of 1996, IBM purchased Mylex's RAID controllers at levels that made IBM a significant customer of Mylex. In early 1996, IBM decided not to continue to procure RAID controllers from Mylex. After losing IBM as a customer in 1996, Mylex continued, from time to time, to discuss with IBM its interest in purchasing Mylex's introduced and proposed product offerings, as well as other possible commercial relations between the parties.

    Early in the second quarter of 1999, discussions between Mylex and IBM with respect to a new Mylex external RAID controller resulted in the parties entering into a development agreement under which Mylex would provide the engineering services necessary to customize this new product for use with IBM servers. After the development agreement became effective, the parties began to negotiate a production agreement under which Mylex was to sell to IBM, or license IBM to manufacture, the customized external RAID controller (which was code named "Meteor"). During the negotiation of the development agreement, Bill Prosenik, vice president sales-Americas of Mylex, asked Bill Branson, director OEM components/subsystems of IBM, whether, in light of its professed interest in acquiring substantial quantities of the Meteor product, IBM would be interested in making an equity investment in Mylex. Mr. Prosenik made the inquiry at the direction of Al Montross, president and chief executive officer of Mylex.

    On May 19, 1999, representatives of Mylex and IBM, including Mr. Montross and Brian Truskowski, the vice president-development for the Storage Systems Division of IBM, met to discuss Mylex's ability to manufacture the quantities of the Meteor product for which IBM had forecasted purchases in 2000. Mr. Montross and Mr. Truskowski met privately immediately after the meeting ended. In the private meeting, Mr. Truskowski indicated that IBM might be interested in acquiring Mylex. After some discussion, Mr. Montross accepted Mr. Truskowski's offer to have Lee Dayton, vice president-corporate development and real estate of IBM, call Mr. Montross to discuss the possibility of such an acquisition.

    On May 25, 1999, Mr. Dayton met with Mr. Montross at Mylex's headquarters to discuss IBM's interest in acquiring Mylex. In the meeting, Mr. Montross generally discussed with Mr. Dayton various non-proprietary information concerning Mylex and its plans. At the end of the meeting, it was agreed that Mr. Dayton and IBM's corporate development group would further consider IBM's interest in Mylex and, if appropriate, that Mr. Dayton would discuss a possible acquisition of IBM with his superiors, all for the purpose of indicating to Mylex a price at which IBM might be interested in purchasing Mylex, subject, among other things, to due diligence.

    That same week, Mr. Montross first spoke with Robert Abbe of Broadview, Mylex's financial advisor, concerning Mr. Montross' discussion with Mr. Dayton. Mylex had retained Broadview in 1997 to represent Mylex in considering possible acquisitions by Mylex and corporate partnering arrangements involving Mylex.

    During June 1999 and early July 1999, Mr. Montross had various discussions, by telephone and in person, with Mr. Dayton and Mr. Truskowski concerning the possible acquisition of Mylex. In addition, Mr. Abbe had several discussions, by telephone and in person, on the same subject with Mr. Dayton and other representatives of IBM's corporate development group from mid-June 1999 through early July 1999.

    The first of Mr. Abbe's discussions with IBM occurred by telephone on June 16, 1999, with Archie Colburn, Paul Sterne and John Gianukakis of IBM's corporate development group. Richard Dalton and Steve Smith of Broadview also participated in the telephone call. The discussion centered on IBM's efforts to come to a decision with respect to a price at which it would be interested in acquiring Mylex and issues affecting that decision.

    On June 21, 1999, Mr. Abbe spoke with Mr. Dayton and Mr. Colburn. The IBM representatives indicated they were continuing to analyze the possible acquisition with a view to whether IBM should acquire Mylex and the price at which it would propose to do so.

    On June 28, 1999, Messrs. Dayton, Sterne and Gianukakis called Mr. Abbe with a proposal containing a general outline of the terms of an acquisition of Mylex by IBM. The outline included a proposed purchase price and a cash merger structure. The participants discussed the timing for due diligence and the negotiation and execution of a definitive agreement. Separately, both Mr. Abbe and Mr. Dayton discussed IBM's proposal with Mr. Montross that same day.

    On June 29, 1999, Mr. Montross and Mr. Abbe met in person with Mr. Dayton, Mr. Truskowski, Mr. Gianukakis and Jim McNicholas, vice president finance of IBM's Storage Systems Division, on July 1, 1999. Most of the discussion involved Mylex's external RAID products, both existing and planned, and other business efforts by Mylex. The participants also discussed plans for the due diligence process, which would commence if, and promptly after, IBM suggested a price that the Mylex board felt it could consider. The Mylex participants noted that other companies had indicated an interest in discussing an acquisition of Mylex and that the Mylex board would discuss the IBM proposal and the interests of others at a meeting scheduled for July 7, 1999.

    On July 7, 1999, the Mylex board had a meeting by telephone conference. Mr. Abbe and Jason Spivak of Broadview, and Colleen Gray and Doug Neilsson, the vice president-finance and the general counsel of Mylex, respectively, also attended the meeting. The Broadview representatives discussed the IBM proposal and the expressions of interest from two other companies, neither of which involved a price as high as the price proposed by IBM. The Broadview representatives also discussed, in general, the terms of comparable acquisitions and the "fairness" of the proposal. After substantial discussion, the Mylex board directed Mr. Montross and Broadview to respond to the proposal by expressing a general willingness to further consider the proposal if the proposed purchase price was increased. The Mylex board also directed Broadview to request a formal proposal from each of the other companies expressing interest in acquiring Mylex, but determined that it would not consider an offer involving consideration other than cash unless the offer was in excess of any increased cash price proposed by IBM.

    In response to the Mylex board's directive, Messrs. Abbe and Spivak and Mr. Montross spoke, by telephone, with Mr. Dayton, on July 8, 1999 and discussed the response of the Mylex board to IBM's proposal, particularly its concern about the proposed price.

    On July 9, 1999, Mr. Dayton called Mr. Abbe to propose an increase in the price initially proposed. On the same day, Mr. Abbe conveyed the proposed price increase to Mr. Montross and then called Messrs. Dayton and Gianukakis to indicate that IBM's increased purchase price was not likely to be acceptable to the Mylex board. Later that day, Mr. Dayton called Mr. Abbe to propose a new slightly higher price of $12 per share. Based on the discussion at the meeting of the Mylex board on July 7, 1999, Mr. Abbe informed Mr. Dayton that the proposed price was at a level sufficient to allow IBM to commence its due diligence investigation.

    On July 9, 1999, investment bankers representing one of the other companies that had expressed interest in acquiring Mylex, a publicly traded company providing products to computer system and storage vendors, delivered a proposal to acquire Mylex to Broadview. Broadview was informed that the proposal was the company's best offer. The proposal included a purchase price of $12 per share but, unlike IBM's proposal, the consideration consisted of the company's stock rather than cash. On the same day and during the immediately following weekend, Messrs. Montross, Abbe and Neilsson and members of the Mylex board held discussions to evaluate the two proposals, including the consideration proposed for the Mylex stockholders, the structure of each proposed transaction and the ability of IBM and the other company making a proposal to complete a transaction in a timely fashion.

    On July 12, 1999, Mylex and IBM entered into a nondisclosure agreement, and on July 14, 1999, several IBM representatives met several Mylex representatives to commence the due diligence process, most of which occurred at the office of Brown & Bain, outside counsel to Mylex, in Palo Alto, California, during the period of July 14 through July 20, 1999. Immediately after the completion of the due diligence process, Messrs. Dayton and Colburn confirmed to Messrs. Montross and Abbe that IBM desired to go forward with the acquisition on the terms discussed.

    On July 12, 1999, representatives of Cravath, Swaine & Moore, IBM's outside counsel, sent a draft merger agreement to Brown & Bain. From July 13 through July 27, Cravath, Brown & Bain and representatives of IBM and Mylex had frequent telephone negotiations regarding the conditions to the proposed merger, the circumstances under which the merger agreement could be terminated, restrictions on Mylex's ability to solicit or negotiate an alternative transaction, the representations and warranties to be made by IBM and Mylex and the restrictions on the conduct of Mylex's business during the pendency of the merger. The negotiations also dealt with the terms of retention agreements for officers and other key employees of Mylex, as well as modifications to Mr. Montross' employment agreement.

    On July 23, 1999, the Mylex board met to discuss the merger agreement and the merger. At the meeting, the board received a presentation from Mr. Neilsson and from Charles Van Cott of Brown & Bain regarding the proposed merger agreement. The Mylex board also received a presentation from Broadview regarding the merger and regarding Broadview's draft fairness opinion in connection with the merger. After a discussion that included a consideration of the expressions of interest and the alternative proposal previously received from parties other than IBM, the Mylex board approved the proposed merger agreement and instructed management to finalize and execute the merger agreement. On July 26, the Mylex board convened again by telephone conference, reconfirmed its approval of the merger agreement and again instructed management to finalize and execute the merger agreement.

    On July 27, 1999, the Mylex board received the opinion of Broadview that, as of July 27, 1999, subject to the assumptions made, and matters and limitations described, in its opinion, the consideration to be received by the Mylex stockholders under the proposed merger agreement was fair, from a financial point of view, to those stockholders. That afternoon, the merger agreement was executed, and IBM and Mylex issued a press release announcing the merger.

REASONS FOR THE MERGER

    In arriving at its determination to approve the merger, the Mylex board of directors considered the opportunity the merger would provide to secure a premium for stockholders over recent market prices of Mylex common stock. In comparing this premium with the return on stockholder investment believed to be achievable in the foreseeable future through appreciation of Mylex common stock if Mylex remained an independent company, the Mylex board considered various factors affecting Mylex's future financial performance and prospects. These factors included:

    - increasing consolidation in the RAID controller area of the market for computer products,

    - Mylex's ability to compete with larger companies, with substantially greater resources and name recognition than Mylex, that have entered the RAID controller area of the computer products market through acquisition or internal development efforts,

    - Mylex's ability to continue to attract and retain experienced and qualified engineers and other personnel in a highly competitive market and

    - the need for Mylex to have timely availability of semiconductors used in its products at cost levels that are similar to the cost levels for semiconductors experienced by its major competitors.

    In the course of its deliberations, the Mylex board of directors considered, among other things:

    - information concerning Mylex's business, prospects, financial performance and condition, operations, technology, management and competitive position,

    - current financial market conditions and historical market prices, volatility and trading information with respect to the Mylex common stock,

    - the merger consideration to be received by Mylex stockholders in connection with the merger and a comparison of comparable merger transactions,

    - the strong reputation and financial condition of IBM,

    - the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants and the conditions to their respective obligations, are reasonable,

    - provisions in the merger agreement that permit the Mylex board to furnish information to, and engage in negotiations with, third parties and to terminate the merger agreement, in each case only in response to an unsolicited superior proposal in accordance with the terms described below under "The Merger Agreement--No solicitation of transactions," and the belief of the Mylex board that Mylex's payment of a termination fee of $10 million to IBM in the event of such a termination would not unreasonably discourage third parties from making a superior proposal,

    - the business and financial prospects of Mylex as an independent company,

    - the potential for other third parties to enter into strategic relationships with or to acquire Mylex if Mylex did not enter into the merger agreement,

    - Mylex's contact with several alternative parties to discuss a possible acquisition, and which only yielded suggested potential prices involving less consideration or different consideration per share than IBM's offer,

    - the possibility that the merger may not be consummated and the effect of public announcement of the merger on Mylex's sales, operating results and stock price and on its ability to attract and retain key management, marketing and technical personnel,

    - the financial effect of the merger and

    - the opinion of Broadview that, as of July 27, 1999, subject to the assumptions made, and matters and limitations described, in its opinion, the consideration to be received by the Mylex stockholders under the proposed merger agreement was fair, from a financial point of view, to those stockholders.

The Mylex board of directors concluded that the benefits of the merger outweighed any of the potentially negative factors it considered.

    The discussion above sets forth the material information and factors considered by the Mylex board of directors in its consideration of the merger agreement. In view of the wide variety of factors considered, the Mylex board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all the factors as a whole. In addition, individual members of the Mylex board may have given different weights to different factors.

OPINION OF MYLEX'S FINANCIAL ADVISOR

    Pursuant to a letter dated as of June 27, 1997, Mylex engaged Broadview International LLC to act as financial advisor to the Mylex board of directors and to render an opinion to the Mylex board of directors regarding the fairness of the consideration to be paid by IBM in the merger, from a financial point of view, to Mylex stockholders. Mylex's board of directors selected Broadview to act as financial advisor based on Broadview's reputation and experience in the information technology, communication and media industries. On July 27, 1999, Broadview delivered its opinion to the Mylex board that, as of July 27, 1999, subject to the assumptions made, and matters and limitations described, in its opinion, the consideration to be received by the Mylex stockholders under the proposed merger agreement was fair, from a financial point of view, to those stockholders.

    BROADVIEW'S OPINION, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BROADVIEW, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. MYLEX STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE BROADVIEW OPINION CAREFULLY AND IN ITS ENTIRETY. THE BROADVIEW OPINION IS DIRECTED TO MYLEX'S BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF SHARES OF MYLEX COMMON STOCK AS OF THE DATE OF THE OPINION. THE BROADVIEW OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF MYLEX COMMON STOCK AS TO HOW TO VOTE AT THE MYLEX SPECIAL MEETING. THE SUMMARY OF THE BROADVIEW OPINION SET FORTH IN THIS PROXY STATEMENT, ALTHOUGH MATERIALLY COMPLETE, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

    In rendering its opinion, Broadview, among other things:

    - reviewed the terms of the draft merger agreement dated July 21, 1999 furnished to Broadview by Mylex management, which, for the purposes of the opinion, Broadview assumed, with the permission of Mylex's board of directors, to be identical in all material respects to the merger agreement that was executed,

    - reviewed certain publicly available financial statements and other information of Mylex and IBM,

    - reviewed certain financial projections for Mylex prepared and furnished to Broadview by Mylex management,

    - participated in discussions with Mylex management concerning the operations, business strategy, current financial performance and prospects for Mylex,

    - discussed with Mylex management its view of the strategic rationale for the merger,

    - reviewed the recent reported closing prices and trading activity for Mylex common stock,

    - compared certain aspects of the financial performance of Mylex with other comparable public companies,

    - analyzed available information, both public and private, concerning other comparable mergers and acquisitions,

    - reviewed recent equity research analyst reports covering Mylex,

    - assisted in negotiations and discussions related to the merger between Mylex and IBM and

    - conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of its opinion.

    In rendering its opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information, including, without limitation, the representations and warranties contained in the merger agreement, that was publicly available or furnished to Broadview by Mylex or IBM. With respect to the financial projections examined by Broadview, Broadview assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Mylex as to the future performance of Mylex. Broadview also assumed that neither Mylex nor IBM was, as of the date of Broadview's opinion, involved in any material transaction other than the merger and those activities undertaken in the ordinary course of conducting their respective businesses.

    Broadview's opinion is based upon market, economic, financial and other conditions as they existed and could be evaluated as of July 27, 1999, and any change in those conditions after that date may impact Broadview's opinion. Broadview's opinion did not express any opinion as to the price at which Mylex common stock will trade at any time.

    The following is a brief summary of some of the information and valuation methodologies that Broadview employed in rendering its opinion. These analyses were presented to Mylex's board of directors at its meeting on July 23, 1999. This summary includes all financial analyses used by Broadview which are deemed to be material, but does not purport to be a complete description of analyses performed by Broadview in arriving at its opinion. Broadview did not explicitly assign any relative weights to the various factors or analyses considered. The summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Broadview, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

PUBLIC COMPANY COMPARABLES ANALYSIS - Broadview considered ratios of share price and equity market capitalization, adjusted for cash and debt when appropriate, to selected historical and projected operating metrics to derive multiples placed on a company in a particular market segment. For this analysis, as well as other analyses, Broadview examined publicly available information, a range of estimates based on securities research analyst reports and financial projections prepared by Mylex management.

    In order to perform this analysis, Broadview compared financial information of Mylex with publicly available information for the companies comprising the Mylex Comparable Index. The Mylex Comparable Index consists of the following companies: Radisys Corp.; MTI Technology Corp.; Interphase Corp.; SBS Technologies, Inc.; Brooktrout Technology, Inc.; Dataram Corp.; Box Hill Systems Corp.; and Splash Technology Holdings, Inc.

    The following table presents, as of July 26, 1999, the median multiples and the range of multiples for the Mylex Comparable Index of total market capitalization (defined as equity market capitalization plus total debt minus cash and cash equivalents) and the share price divided by specified operating metrics:

                                          MEDIAN MULTIPLE   RANGE OF MULTIPLES
                                          ---------------   ------------------
Total Market Capitalization to Last
  Reported Twelve Months Revenue........       1.46 x            0.34 x-2.62 x
Total Market Capitalization to Last
  Reported Twelve Months Gross Profit...       2.46 x            0.62 x-7.89 x
Total Market Capitalization to Projected
  Calendar Year 1999 Revenue............       1.24 x            0.34 x-2.40 x
Total Market Capitalization to Projected
  Calendar Year 1999 Gross Profit.......       2.10 x            0.68 x-7.01 x
Total Market Capitalization to Projected
  Calendar Year 2000 Revenue............       0.99 x            0.28 x-1.91 x
Total Market Capitalization to Projected
  Calendar Year 2000 Earnings Before
  Interest and Taxes....................       8.72 x            1.69 x-26.53 x
Stock Price to Projected Calendar Year
  2000 Earnings Per Share...............      16.05 x            10.48 x-28.74x

    The following table presents, as of July 26, 1999, a median per share value and ranges of per share values of Mylex's stock, derived in each instance by using the multiples shown above and the appropriate Mylex operating metric:

                                                                                      DERIVED     RANGE OF DERIVED
                                                                                   MEDIAN VALUE        VALUES
                                                                                   -------------  ----------------
Total Market Capitalization to Last Reported Twelve Months Revenue...............    $   11.61     $4.11 - $19.37
Total Market Capitalization to Last Reported Twelve Months Gross Profit..........    $    7.49     $3.26 - $19.98
Total Market Capitalization to Projected Calendar Year 1999 Revenue..............    $   10.10     $4.08 - $17.80
Total Market Capitalization to Projected Calendar Year 1999 Gross Profit.........    $    6.12     $3.22 - $16.12
Total Market Capitalization to Projected Calendar Year 2000 Revenue..............    $   10.61     $4.31 - $18.72
Total Market Capitalization to Projected Calendar Year 2000 Earnings Before
  Interest and Taxes.............................................................    $    4.35     $2.32 - $9.50
Stock Price to Projected Calendar Year 2000 Earnings Per Share...................    $    3.61     $2.36 - $6.46

    No company utilized in the public company comparables analysis is identical to Mylex. In evaluating the comparables, Broadview made numerous assumptions with respect to board-level computing industry performance and general economic conditions, many of which are beyond the control of Mylex. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using comparable company data.

TRANSACTION COMPARABLES ANALYSIS - Broadview considered ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical operating results in order to indicate multiples strategic and financial acquirers have been willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions that it considered similar to the merger. Broadview selected these transactions by choosing recent transactions involving sellers in the OEM board-level products and RAID storage systems market with revenues greater than $10 million in the last reported twelve months before their acquisition. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as information from Broadview's proprietary database of published and confidential merger and acquisition transactions in the information technology, communication and media industries. These transactions consisted of the acquisition of:

    - Meridian Data, Inc. by Quantum Corp.,

    - Bit 3 Computer Corp. by SBS Technologies, Inc.,

    - Force Computers, Inc. by Solectron Corp.,

    - Texas Micro, Inc. by Radisys Corp.,

    - Hyundai Electronics Industries Co. Ltd (Hyundai Electronics
      America--Symbios, Inc.) by LSI Logic Corp.,

    - Artecon, Inc. by Box Hill Systems Corp.,

    - Micronet Technology, Inc. by Ampex Corp.,

    - Storage Dimensions, Inc. by Artecon, Inc. and

    - Diamond Multimedia Systems, Inc. by S3, Inc.

    The following table presents, as of July 26, 1999, the median multiple and the range of multiples of adjusted price (defined as equity price plus total debt minus cash and cash equivalents) divided by the seller's revenue in the last reported twelve months prior to acquisition for the transactions listed above:

                                                                                                      RANGE OF
                                                                                MEDIAN MULTIPLE       MULTIPLES
                                                                               -----------------  -----------------
Adjusted Price to Last Reported Twelve Months Revenue........................         1.23 x       0.34 x - 3.35 x

    The following table presents, as of July 26, 1999, a median per share value and a range of per share values of Mylex common stock, derived in each instance by multiplying the multiples shown above by Mylex's revenue for the twelve months ended March 31, 1999:

                                                                                                RANGE OF DERIVED
                                                                      MEDIAN DERIVED VALUE           VALUES
                                                                      ---------------------  ----------------------
Adjusted Price to Revenue for Twelve Months Ended March 31, 1999....        $   10.04            $4.11 - $24.23

    No transaction utilized as a comparable in the transaction comparables analysis is identical to the merger. In evaluating the comparables, Broadview made numerous assumptions with respect to the board-level computing and enclosure products industries performance and general economic conditions, many of which are beyond the control of Mylex. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

TRANSACTION PREMIUMS PAID ANALYSIS - Broadview considered the premiums paid above a seller's share price in order to determine the additional value strategic and financial acquirers, when compared to public stockholders, are willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions involving publicly-held computer hardware companies. Broadview selected these transactions from its proprietary database by choosing recent transactions with an equity purchase price between $100 million and $500 million. These transactions consisted of the acquisition of:

    - Summa Four, Inc. by Cisco Systems, Inc.,

    - SEEQ Technology, Inc. by LSI Logic Corp.,

    - ILC Technology, Inc. by BEC Group, Inc.,

    - Norand Corp. by Western Atlas, Inc.,

    - ATL Products, Inc. by Quantum Corp.,

    - Control Devices, Inc. by First Technology plc,

    - STB Systems, Inc. by 3Dfx Interactive, Inc.,

    - Trident International, Inc. by Illinois Tool Works, Inc.,

    - BENCHMARQ Microelectronics, Inc. by Unitrode Corp.,

    - Chips and Technologies, Inc. by Intel Corp.,

    - AFC Cable Systems, Inc. by Thomas & Betts Corp.,

    - Brite Voice Systems, Inc. by InterVoice, Inc.,

    - Continental Circuits Corp. by Hadco Corp.,

    - Computational Systems, Inc. by Emerson Electric Co.,

    - Positron Fiber Systems Corp. by Reltec Corp.,

    - DH Technology, Inc. by Axiohm SA,

    - Eltron International, Inc. by Zebra Technologies Corp.,

    - Powerhouse Technologies, Inc. by Anchor Gaming,

    - Shiva Corp. by Intel Corp.,

    - Texas Micro, Inc. by RadiSys Corp.,

    - Microcom, Inc. by Compaq Computer Corp.,

    - Advanced Logic Research, Inc. by Gateway 2000, Inc.,

    - Integrated Circuit Systems by Bain Capital, Inc. and Bear, Stearns & Co., Inc.,

    - Exide Electronics Group, Inc. by BTR plc,

    - NetVantage, Inc. by Cabletron Systems, Inc.,

    - Fusion Systems Corp. by Eaton Corp.,

    - Zero Corp. by Applied Power, Inc.,

    - Banctec, Inc. by Welsh, Carson, Anderson & Stowe,

    - Integrated Process Equipment Corp. by SpeedFam International, Inc.,

    - NACT Telecommunications, Inc. by World Access, Inc.,

    - Amati Communications Corp. by Texas Instruments, Inc.,

    - OnTrak Systems, Inc. by Lam Research Corp. and

    - Diamond Multimedia Systems, Inc. by S3, Inc.

    The following table presents, as of July 26, 1999, the median premium and the range of premiums for these transactions calculated by dividing:

    (1) the offer price per share minus the closing share price of the seller's common stock twenty (20) trading days or one (1) trading day prior to the public announcement of the transaction, by

    (2) the closing share price of the seller's common stock twenty (20) trading days or one (1) trading day prior to the public announcement of the transaction:

                                                                              MEDIAN PREMIUM      RANGE OF PREMIUMS
                                                                            -------------------  --------------------
Premium Paid to Seller's Share Price 20 Trading Days Prior to
  Announcement............................................................            54.4%        (2.5%) - 138.0%
Premium Paid to Seller's Share Price 1 Trading Day Prior to
  Announcement............................................................            39.5%        (13.7%) - 108.7%

    The following table presents a median value and range of values of Mylex common stock, derived in each instance using the premiums shown above and the closing share price of Mylex common stock twenty (20) trading days and one (1) trading day, prior to July 26, 1999:

                                                                                                RANGE OF DERIVED
                                                                      MEDIAN DERIVED VALUE           VALUES
                                                                      ---------------------  ----------------------
Share Price 20 Trading Days Prior to July 26, 1999..................        $    8.25            $5.21 - $12.72
Share Price 1 Trading Day Prior to July 26, 1999....................        $   13.95            $8.63 - $20.87

    No transaction utilized as a comparable in the transaction premiums paid analysis is identical to the merger. In evaluating the comparables, Broadview made numerous assumptions with respect to computer hardware industry performance and general economic conditions, many of which are beyond the control of Mylex. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

MYLEX COMMON STOCK PERFORMANCE ANALYSIS - For comparative purposes, Broadview examined the following:

    1) Mylex common stock weekly historical volume and trading prices from July 31, 1998 through July 23, 1999; and

    2) weekly relative closing prices for an index of the public company comparables vs. Mylex and the S&P 500 from July 31, 1998 through July 23, 1999.

CONSIDERATION OF THE DISCOUNTED CASH FLOW VALUATION METHODOLOGY - Although discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of its opinion. Discounted cash flow analysis is most appropriate for companies that exhibit relatively steady or somewhat predictable streams of future cash flow. For a company such as Mylex, a preponderance of the value in a valuation based on discounted cash flow will be in the terminal value of the entity, which is extremely sensitive to assumptions about the sustainable long-term growth rate of the company. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for Mylex, Broadview considered a discounted cash flow analysis inappropriate for valuing Mylex.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Broadview considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Broadview believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

    In performing its analyses, Broadview made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of Mylex or IBM. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The consideration to be paid in connection with the merger and other terms of the merger agreement were determined through arm's length negotiations between Mylex and IBM, and were approved by the Mylex board. Broadview provided advice to the Mylex board during these negotiations; however, Broadview did not recommend any specific consideration to the Mylex board or that any specific consideration constituted the only appropriate consideration for the merger. In addition, Broadview's opinion and presentation to the Mylex board was one of many factors taken into consideration by the Mylex board in making its decision to approve the merger agreement. Consequently, the Broadview analyses as described above should not be viewed as determinative of the opinion of the Mylex board with respect to the value of Mylex or of whether the Mylex board would have been willing to agree to a different consideration.

    Upon completion of the merger, Mylex will be obligated to pay Broadview a transaction fee of approximately $2,877,000. Mylex has already paid Broadview monthly retainer fees totaling $71,250 and a fairness opinion fee of $500,000. A portion of the monthly retainer fees and the entire fairness opinion fee will be credited against the transaction fee payable by Mylex upon completion of the merger. In addition, Mylex has agreed to reimburse Broadview for its reasonable expenses, including fees and expenses of its counsel, and to indemnify Broadview and its affiliates against certain liabilities and expenses related to their engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with Broadview, which Mylex and Broadview believe are customary in transactions of this nature, were negotiated at arm's length between Mylex and Broadview, and the Mylex board of directors was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to Broadview is contingent upon completion of the merger.

INTERESTS OF MEMBERS OF THE MYLEX BOARD OF DIRECTORS AND MANAGEMENT IN THE
  MERGER

    When you consider the recommendation of the Mylex board, you should be aware that the executive officers and directors of Mylex may have interests in the merger that are different from your interests. These interests may create potential conflicts of interest. The Mylex board of directors was aware of these interests when it approved the merger agreement.

ACCELERATION OF UNVESTED OPTIONS - Each outstanding option to purchase shares of Mylex common stock held by directors who are not also employees of Mylex will, to the extent not already vested, become fully vested immediately before the completion of the merger. Upon completion of the merger, each outstanding option held by a non-employee director, whether vested or unvested, will be canceled and converted into the right to receive an amount of cash equal to (1) the number of shares of Mylex common stock subject to the option multiplied by $12, minus (2) the number of shares of Mylex common stock subject to the option multiplied by the per share option exercise price.

    The following table indicates unvested options held by non-employee directors that will accelerate and be converted to cash as a result of the merger:

                                                           NUMBER OF
                                                         SHARES SUBJECT
                                                          TO UNVESTED       SPREAD VALUE OF
                                                         OPTIONS TO BE        ACCELERATED
NAME                                                      ACCELERATED         OPTIONS(1)
-------------------------------------------------------  --------------  ---------------------
Mr. Ismael Dudhia......................................        34,679         $   156,055
Dr. M. Yaqub Mirza.....................................        34,679         $   156,055
Dr. Inder M. Singh.....................................        34,679         $   156,055
Mr. Stephen McKenzie...................................        12,497         $    39,834
Mr. Walt Wilson........................................        32,778         $    54,287
Non-employee Directors as a group......................       149,312         $   562,286

------------------------

(1) The amounts in this column have been determined by multiplying (1) the number of shares of Mylex common stock subject to the unvested options, assuming a merger closing date of September 30, 1999, with exercise prices below $12 by (2) the amount by which $12 exceeds the exercise price of each option.

RETENTION PLAN AND AGREEMENTS - IBM has adopted a retention plan for key senior Mylex employees and entered into related retention agreements providing certain benefits to eight employees, including two executive officers, of Mylex. The retention agreements, which will take effect upon completion of the merger, provide for cash payments to the employees involved, within two weeks after the completion of the merger, that total $338,100 in the aggregate for the two executive officers and $1,067,310 in the aggregate for the eight employees as a group. The retention agreements also provide for a potential additional retention bonus payment on March 31, 2002, if the business conducted by the company surviving the merger achieves certain revenue and profit objectives in the 2000 and 2001 calendar years, and a further potential retention bonus payment on March 31, 2003 based on the cumulative financial results achieved for calendar years 2000 through 2002. If the surviving company meets the financial objectives prescribed by the retention plan, the first retention payment will total $507,150 in the aggregate, and the second retention payment will total $840,000 in the aggregate, for the two executive officers; and the first retention payment will total $1,600,966 in the aggregate, and the second retention payment will total $2,439,000 in the aggregate, for the eight employees as a group. The retention plan calls for a reduction of both retention payments if the surviving company falls short of the financial objectives prescribed by the plan and an increase in both payments if the surviving company exceeds those objectives. Under the plan, both payments could increase to as much as 150% of the amounts indicated above. The retention agreements entitle each employee to receive the first additional retention payment in full, without regard to the surviving company's financial performance in 2000 and 2001, if the company terminates his or her employment without cause before the employee receives the first retention payment. There is no similar provision respecting the second additional retention payment. Al Montross, the president and chief executive officer of Mylex, is not covered by any of the foregoing provisions of the retention plan or agreements.

    In addition to retention payments, the retention agreements call for the conversion, in accordance with the merger agreement, of all vested and unvested options to purchase shares of Mylex common stock held by the employees subject to the retention agreements into options to purchase shares of IBM common stock. See "The Merger Agreement--Treatment of stock options."

SEVERANCE AGREEMENTS - The eight employees who signed the retention agreements have waived all their respective rights under severance agreements previously entered into with Mylex. These prior severance agreements remain in effect, however, with respect to three Mylex employees, including one of its executive officers, who were not offered or have not entered into retention agreements. These prior severance agreements provide for various payments and other benefits if Mylex terminates the employee's employment, or if the employee leaves his or her employment for a "good reason," as defined in the severance agreement, in connection with, or within two years after, any change in control of Mylex. Those payments and benefits include: (a) payment of a pro-rata bonus with respect to the year in which the termination occurs; (b) payment of severance pay equal to between one and two times (based on years of service to Mylex as an officer) the aggregate of the employee's annual salary and the higher of (i) the employee's last annual bonus and (ii) the average of the employee's annual bonus for the then last three years; (c) accelerated vesting of all outstanding stock options; and (d) continuation of insurance benefits, at Mylex's expense, for two years after the termination of employment.

AMENDMENT TO CHIEF EXECUTIVE OFFICER'S EMPLOYMENT AGREEMENT - Mylex and Mr. Montross have entered into an amendment to Mr. Montross' employment agreement that will take effect if and when Mylex and IBM complete the merger. Under the amendment, Mylex would pay Mr. Montross an annual bonus of $200,000 for the 1999 calendar year immediately upon completion of the merger. In January 2001, Mylex would pay Mr. Montross an annual bonus of $200,000 for the 2000 calendar year if he remains in continuous employment with Mylex through the date on which the bonus becomes due. Mylex would pay both bonuses instead of the annual operating income bonus (a bonus equal to a percentage, ranging between zero and 2 1/2%, of Mylex's operating income calculated on the basis of Mylex's operating income as a percentage of net sales) currently contemplated by Mr. Montross' employment agreement.

    If the company surviving the merger terminates Mr. Montross' employment without cause, as defined in Mr. Montross' employment agreement, the amendment also provides for (a) continued payment of all salary due under the employment agreement until the employment period contemplated by the agreement ends on January 31, 2003, (b) payment of a pro rata portion of the $200,000 bonus due in January 2001 if Mr. Montross' employment is terminated before Mr. Montross receives that bonus, (c) acceleration of all unvested options to purchase Mylex common stock that are converted to options to purchase IBM common stock as described in "The Merger Agreement--Treatment of stock options" and (d) continuation of life and health insurance and other similar benefits that Mr. Montross is receiving on the date of termination through the end of the employment period or for one year after termination, whichever period is longer.

    Finally, the amendment gives Mr. Montross the right to resign from his employment if, by February 1, 2001, the company surviving the merger and Mr. Montross have not reached a mutually satisfactory written agreement setting forth the key terms and conditions of his employment beyond that date. If Mr. Montross resigns from his employment under such circumstances, he will receive the salary continuation and acceleration of stock options described in clauses (a) and (c) above, and Mylex will continue to provide all benefits described in clause (d) above through the end of the employment period or until Mr. Montross starts work for a new employer, whichever period is shorter.

INDEMNIFICATION OF DIRECTORS AND OFFICERS - Following the merger, the surviving corporation will continue to indemnify each present and former director and officer of Mylex or any of its subsidiaries from liabilities for acts or omissions occurring at or before the completion of the merger to the fullest extent provided under that corporation's existing charter documents, bylaws and indemnification agreements.

DIRECTORS' AND OFFICERS' INSURANCE - For six years after the completion of the merger, IBM will maintain a policy of directors' and officers' liability insurance for acts and omissions occurring before the merger with coverage no less favorable than Mylex's existing directors' and officers' liability insurance coverage. If the existing directors' and officers' liability insurance expires or terminates, or if the annual premium increases to more than 150% of the annualized premium paid in 1998, IBM must obtain directors' and officers' liability insurance in an amount and scope as it can obtain for the remainder of the six-year period for an annual premium not in excess of 150% of the 1998 premium.

ACCOUNTING TREATMENT

    The merger will be treated as a purchase for accounting purposes.

U.S. FEDERAL INCOME TAX CONSEQUENCES

    This section discusses the material United States federal income tax consequences of the merger to Mylex stockholders whose shares of Mylex common stock are surrendered in the merger in exchange for the right to receive cash consideration of $12 per share. The discussion below applies only to Mylex stockholders that hold Mylex common stock as capital assets at the time of the merger, and the discussion may not apply to stockholders that are subject to special tax rules, such as financial institutions, insurance companies, dealers in securities, persons that mark-to-market their securities, persons that hold common stock as part of a "straddle," "hedge" or "synthetic security transaction" (including a "conversion" transaction), persons with a "functional currency" other than the U.S. dollar, retirement plans and tax-exempt organizations, stockholders who acquired Mylex common stock pursuant to the exercise of stock options, pursuant to participation in an employee stock purchase plan or otherwise as compensation, or stockholders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates. The discussion below is based upon federal income tax laws as now in effect and interpreted and does not take into account possible changes in these tax laws or interpretations, any of which may be applied retroactively. The discussion does not include any description of the tax laws of any state, local or foreign government that may apply to Mylex stockholders.

    THIS SECTION DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR MYLEX STOCKHOLDER IN LIGHT OF THE STOCKHOLDER'S PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND CHANGES TO THOSE LAWS.

    For federal income tax purposes, a Mylex stockholder generally will recognize capital gain or capital loss equal to the difference between the cash received by the stockholder pursuant to the merger and the stockholder's adjusted tax basis in the shares of Mylex common stock surrendered pursuant to the merger. If at the time of the merger, a noncorporate stockholder has held his or her shares of Mylex common stock for more than one year, any gain recognized generally will be subject to federal income tax at a maximum rate of 20%. If a stockholder has held shares of common stock for one year or less at the time of the merger, any gain will be subject to federal income tax at the same rate as ordinary income, unless offset by other losses. Any capital loss generally will be applied to offset the stockholder's capital gains, if any, from other transactions. For noncorporate stockholders, any amount of capital loss in excess of capital gain in any year generally is deductible against ordinary income only to the extent of $3,000, but any net capital loss in excess of $3,000 may be carried forward to subsequent taxable years.

    For corporations, capital gain is taxed at the same rate as ordinary income, and capital loss in excess of capital gain is not deductible. Corporations, however, generally may carry back capital losses up to three taxable years and carry forward capital losses up to five taxable years.

    Cash consideration received by Mylex stockholders in the merger may be subject to backup withholding at a 31% rate. Backup withholding generally will apply only if the stockholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a credit against the stockholder's federal income tax liability and may entitle the stockholder to a refund, provided the stockholder furnishes specified required information to the Internal Revenue Service.

REGULATORY MATTERS

    Under the Hart-Scott-Rodino Act, the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission must review transactions such as the merger. The merger may also be reviewed by state antitrust authorities. The government agencies conducting these reviews determine whether the merger complies with antitrust laws. The Hart-Scott-Rodino Act requires Mylex and IBM to notify the Antitrust Division and the Federal Trade Commission of the merger. We must wait for at least 30 days after we file these notifications before we can complete the merger. Mylex and IBM have both filed the notification reports with the Antitrust Division and the Federal Trade Commission, and we expect the waiting period with respect to these filings to expire on September 9, 1999. If a request from the Antitrust Division or the Federal Trade Commission for additional information and documentary material is received on or before that date, however, the waiting period will not terminate until 20 days after Mylex and IBM have "substantially complied" (as this term is defined under the Hart-Scott-Rodino Act) with each such request, unless the Antitrust Division or Federal Trade Commission terminates the waiting period earlier. Consequently, completion of the merger may be delayed by reason of the Hart-Scott-Rodino Act.

    Under Germany's Law Against Restraints of Competition, the German Federal Cartel Office, a federal agency attached to the Federal Ministry of Economic Affairs, administers Germany's merger rules. Germany's merger rules apply to mergers taking place inside and/or outside Germany and involving domestic and/or foreign companies, provided that the mergers have a specified effect in Germany. IBM is required under the Law Against Restraints of Competition to notify the German Federal Cartel Office of the merger. We must wait for at least one month after IBM files the notification before we can complete the merger. IBM has filed the notification report with the German Federal Cartel Office, and we expect the waiting period with respect to this filing to expire, upon receipt of an informal letter, on September 13, 1999. If the German Federal Cartel Office decides to make a more in-depth investigation of the merger, a second stage of review lasting three months will ensue. The second stage terminates upon receipt of a formal decision from the German Federal Cartel Office. The German Federal Cartel Office may attach conditions and obligations, such as divestiture undertakings, to its clearance decision.

    At any time before or after the merger becomes effective, the Antitrust Division, the Federal Trade Commission, state antitrust authorities, the German Federal Cartel Office or a private person or entity could seek to enjoin the merger or to cause Mylex or IBM to divest various assets. Under the merger agreement, the obligation of Mylex and IBM to complete the merger is conditioned on

    - the termination or expiration of the waiting periods described above and

    - the absence of any injunction or other order or decree against the merger on antitrust or other grounds.

A challenge to the merger could be made and, if such a challenge is made, Mylex and IBM may not prevail.

    Under the terms of the merger agreement, neither Mylex nor IBM is bound to

    - agree or offer to divest or hold separate any assets or any portion of any business of Mylex or IBM or

    - litigate any proceeding that

       - challenges or seeks to restrain the completion of the merger,

       - seeks to prohibit or limit in any material respect the ownership or operation by Mylex or IBM of a material portion of the business or assets of Mylex or IBM or to require Mylex or IBM to dispose of or hold separate any material portion of the business or assets of Mylex or IBM as a result of the merger or

       - seeks to prohibit IBM from effectively controlling in any material respect a substantial portion of the business or operations of Mylex.

    Other than the matters described in this document, we are not aware of any significant government or regulatory approvals that we need to obtain, or waiting periods with which we must comply, to complete the merger. If we discover that other approvals or waiting periods are required, we will seek to obtain or comply with them. If any approval or action is needed, however, we may not be able to obtain it. Even if we could obtain the approval, conditions may be placed on it that would cause Mylex or IBM to abandon the merger.

APPRAISAL RIGHTS

    Holders of shares of Mylex common stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under
Section 262 of the General Corporation Law of the State of Delaware.

    THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DELAWARE CORPORATION LAW AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX C. YOU SHOULD READ APPENDIX C IN ITS ENTIRETY. EXCEPT WHERE THE CONTEXT REQUIRES OTHERWISE, ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF MYLEX COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF MYLEX COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

    Under the Delaware Corporation Law, persons who hold shares of Mylex common stock who follow the procedures set forth in Section 262 will be entitled to have their shares of Mylex common stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by such court.

    Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement by Mylex's stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section
262. THIS PROXY STATEMENT CONSTITUTES SUCH NOTICE, AND THE APPLICABLE STATUTORY PROVISIONS ARE ATTACHED TO THIS PROXY STATEMENT AS APPENDIX C.

    A holder of shares of Mylex common stock wishing to exercise appraisal rights:

    - must deliver to Mylex, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of his or her shares and

    - must not vote in favor of the adoption of the merger agreement.

    In order not to vote in favor of the adoption of the merger agreement, a stockholder must either:

    - not return a proxy card and not vote in person in favor of the adoption of the merger agreement,

    - return a proxy card with the "Against" or "Abstain" box checked,

    - vote in person against the adoption of the merger agreement or

    - register in person an abstention from the proposal to adopt the merger agreement.

    A holder of shares of Mylex common stock wishing to exercise appraisal rights must hold such shares of record on the date the written demand for appraisal is made and must continue to hold such shares of record through the completion of the merger. A vote against the adoption of the merger agreement, whether made by proxy or in person, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The demand must reasonably inform Mylex of the identity of the holder as well as the intention of the holder to demand an appraisal of the "fair value" of the shares held by such holder.

    Only a holder of record of shares of Mylex common stock is entitled to assert appraisal rights for the shares of Mylex common stock registered in that holder's name. A demand for appraisal in respect of shares of Mylex common stock should be executed by or on behalf of the holder of record, fully and correctly, as that holder's name appears on that holder's stock certificates, and must state that such person intends thereby to demand appraisal of its shares of Mylex common stock in connection with the merger. If the shares of Mylex common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Mylex common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for the owner or owners. A record holder such as a broker who holds shares of Mylex common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Mylex common stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Mylex common stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of Mylex common stock as to which appraisal is sought and where no number of shares of Mylex common stock is expressly mentioned the demand will be presumed to cover all shares of Mylex common stock held in the name of the record owner. Stockholders who hold their shares of Mylex common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

    ALL WRITTEN DEMANDS FOR APPRAISAL PURSUANT TO SECTION 262 SHOULD BE SENT OR DELIVERED TO MYLEX CORPORATION, 34551 ARDENWOOD BOULEVARD, FREMONT, CALIFORNIA 94555, ATTENTION: SECRETARY.

    Within ten days after the completion of the merger, the surviving corporation must notify each holder of Mylex common stock who has complied with
Section 262, and who has not voted in favor of the adoption of the merger agreement, of the date that the merger has been completed. Within 120 days after the completion of the merger, the surviving corporation or any holder of Mylex common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the "fair value" of such holder's shares of Mylex common stock. The surviving corporation is under no obligation, and has no present intention, to file such a petition. Accordingly, it is the obligation of the holders of Mylex common stock to initiate all necessary action to perfect their appraisal rights in respect of their shares of Mylex common stock within the time prescribed in Section 262.

    Within 120 days after the completion of the merger, any holder of Mylex common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request for the statement has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

    If a petition for an appraisal is timely filed by a holder of shares of Mylex common stock and a copy of the petition is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after the service of the petition to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights under Section
262. The Delaware Court of Chancery may require the holders of shares of Mylex common stock who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

    After determining the holders of Mylex common stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of Mylex common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the "fair value." Holders of Mylex common stock considering seeking appraisal should be aware that the "fair value" of their shares of Mylex common stock as so determined could be more than, the same as or less than the consideration they would receive in the merger if they did not seek appraisal of their shares of Mylex common stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to "fair value" under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Mylex common stock have been appraised. The costs of the action may be determined by the court and taxed upon the parties as the court deems equitable. Upon application of a stockholder, the court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and fees and expenses of experts utilized in the appraisal proceedings, be charged PRO RATA against the value of all the shares entitled to be appraised.

    Any holder of shares of Mylex common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the completion of the merger, be entitled to vote the shares of Mylex common stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of Mylex common stock, except dividends or other distributions payable to holders of record of Mylex common stock as of a record date prior to the completion of the merger.

    If any stockholder who demands appraisal under Section 262 fails to perfect, or effectively withdraws or loses, such stockholder's right to appraisal, the shares of Mylex common stock of such stockholder will be converted into the right to receive the merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, such stockholder's right to appraisal if no petition for appraisal is filed within 120 days after the completion of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of such stockholder's demand for appraisal and an acceptance of the merger consideration within 60 days after completion of the merger. Any attempt to withdraw more than 60 days after completion of the merger will require the written approval of the surviving corporation. Once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder, absent court approval.

    FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DELAWARE CORPORATION LAW FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS.

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
                              THE MERGER AGREEMENT

    THIS IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT. YOU SHOULD REFER TO THE FULL TEXT OF THE MERGER AGREEMENT FOR DETAILS OF THE MERGER AND THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT.

THE MERGER

    When the merger occurs, S2 Acquisition Corp., a wholly-owned subsidiary of IBM, will be merged with and into Mylex. Mylex will survive the merger as a wholly-owned subsidiary of IBM.

WHAT YOU WILL RECEIVE

    In the merger, each share of Mylex common stock outstanding immediately before the merger, other than shares held by holders of Mylex common stock that exercise and perfect appraisal rights pursuant to Section 262 of the Delaware Corporation Law, will be converted into the right to receive $12 in cash, without interest. At that time, all such shares of Mylex common stock will be canceled and cease to exist. Each holder of a certificate representing any such shares of Mylex common stock will no longer have any rights with respect to such shares of Mylex common stock, except for the right to receive the merger consideration. Each share of Mylex common stock held by Mylex, as treasury stock, IBM or S2 Acquisition Corp. at the time of the merger will be canceled without any payment.

EFFECTIVE TIME OF THE MERGER

    The completion of the merger will take place on the second business day following the date when the last of the conditions to the merger is satisfied or waived, or at any other time and date that Mylex and IBM agree upon in writing. On the closing date of the merger, Mylex and IBM will file a certificate of merger with the Secretary of State of the State of Delaware. At that time, or at any later time set forth in the certificate of merger, the merger will become effective.

TREATMENT OF STOCK OPTIONS

    The merger agreement provides that upon completion of the merger, each option to purchase Mylex common stock, other than options held by non-employee directors, will be converted into an option to acquire shares of IBM common stock on the terms applicable to the Mylex option immediately before the conversion, except that (1) the number of shares of IBM common stock subject to the option will equal the number of shares of Mylex common stock subject to the option multiplied by a fraction, the numerator of which is $12 and the denominator of which is the average closing price of IBM common stock on the New York Stock Exchange Composite Transactions Tape for the ten trading days immediately preceding the date on which the merger is completed and (2) the option exercise price will equal the option exercise price for shares of Mylex common stock divided by the fraction described in clause (1) above.

    The merger agreement provides that, upon completion of the merger, each option to purchase Mylex common stock, whether vested or unvested, held by a non-employee director of Mylex will be canceled and converted into the right to receive an amount of cash equal to (1) the number of shares of Mylex common stock subject to the option multiplied by $12, minus (2) the number of shares of Mylex common stock subject to the option multiplied by the per share option exercise price.

PAYMENT FOR SHARES

    Before the merger, IBM will appoint a bank or trust company that is reasonably acceptable to Mylex to act as paying agent for the payment of the merger consideration. From time to time after

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
completion of the merger, IBM will make available to the paying agent funds necessary to make such payments.

    After the merger, IBM or the paying agent will mail a letter of transmittal, which will include instructions for the delivery of Mylex stock certificates to the paying agent, to each person who held shares of Mylex common stock at the time of the merger. Holders of Mylex common stock at the time of the merger should use this letter of transmittal in sending Mylex stock certificates to the paying agent. After surrendering Mylex stock certificates to the paying agent for cancellation, together with a properly completed letter of transmittal, holders of these surrendered Mylex stock certificates will be entitled to receive a cash payment in an amount equal to the number of shares formerly represented by the stock certificate or certificates they surrendered multiplied by the merger consideration of $12. Each surrendered share will be canceled.

    MYLEX STOCKHOLDERS SHOULD NOT SEND IN THEIR MYLEX STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

    If a transfer of ownership of Mylex common stock is not registered in Mylex's stock transfer books, payment of the merger consideration may be made to a person other than the person in whose name the certificate surrendered is registered if:

    - the certificate is properly endorsed or otherwise in proper form for transfer and

    - the person requesting the payment pays any transfer or other taxes resulting from the payment of the merger consideration to a person other than the registered holder of that certificate or establishes to the satisfaction of the surviving corporation that the taxes have been paid or are not applicable.

    All cash paid upon the surrender of certificates of Mylex common stock in accordance with the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Mylex common stock so surrendered. After the completion of the merger, no transfers of shares of Mylex common stock that were outstanding immediately before completion of the merger will be made on the transfer books of Mylex.

    If your Mylex stock certificate has been lost, stolen or destroyed, you will be entitled to obtain payment only by signing an affidavit and, if required by IBM, posting a bond in an amount sufficient to protect IBM against claims by any other party related to your Mylex stock certificate.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains customary representations and warranties by us relating to:

    - our corporate organization and similar corporate matters,

    - our subsidiaries,

    - our capital structure,

    - the authorization, execution, delivery, performance and enforceability of, and any required consents, approvals and authorizations relating to, the merger agreement and related matters,

    - the absence of conflict with, violation or breach of, or default under our charter, by-laws, debt instruments, other contracts and applicable laws in connection with the merger agreement and related matters,

    - the accuracy of our reports and financial statements filed with the SEC,

    - the accuracy of the information we have supplied for this proxy statement,

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
    - the absence of material changes to our business or material events since the end of our most recent fiscal year,

    - any material litigation in which we are involved,

    - our contracts,

    - our compliance with applicable laws,

    - the absence of changes in our employee benefit plans, employment agreements and labor relations,

    - environmental matters,

    - our year 2000 compliance,

    - our compliance with the Employment Retirement Income Security Act of 1974,

    - tax matters,

    - title to properties that we own or lease,

    - intellectual property that we own or license,

    - board approval of the merger agreement and satisfaction of state takeover statutes,

    - stockholder voting requirements,

    - fees payable in connection with the merger,

    - the delivery of a fairness opinion by our financial advisor and

    - the inapplicability of our common stock rights agreement to the merger.

    The merger agreement also contains customary representations and warranties by IBM relating to:

    - IBM's corporate organization and similar corporate matters,

    - the authorization, execution, delivery, performance and enforceability of, and any required consents, approvals and authorizations relating to, the merger agreement and related matters,

    - the absence of conflict with, violation or breach of, or default under IBM's or any of its subsidiaries' charter, by-laws, debt instruments, other contracts and applicable laws in connection with the merger agreement and related matters,

    - the accuracy of the information IBM supplied for this proxy statement,

    - the operations of S2 Acquisition Corp. since its formation and

    - the sufficiency of IBM's resources to pay the total merger consideration.

COVENANTS

    We have agreed that during the period from the date of the merger agreement until the completion of the merger, we will, and will cause our subsidiaries to:

    - carry on our respective businesses in the ordinary course of business consistent with past practice,

    - use commercially reasonable efforts to comply with all applicable laws, rules and regulations,

    - maintain our respective assets and our respective relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with us,

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
    - continue to file all tax returns and reports, timely pay all taxes due and payable under those returns and reports and accrue appropriate tax-related reserves in our financial statements in accordance with our past practices,

    - provide IBM and its advisors reasonable access to our properties, records and advisors as well as all information about our business that IBM reasonably requests, including copies of each report or other document that we may file or receive under any applicable federal, state, local or foreign law and

    - confer with IBM regarding operational and other matters and promptly notify IBM of any material adverse change or material adverse effect on or respecting Mylex.

    We have also agreed that during the period from the date of the merger agreement until the completion of the merger, we will not, and will not allow our subsidiaries to, take any of the following actions without IBM's approval:

    - take or omit to take any action that would cause any of our representations and warranties in the merger agreement to become untrue in any material respect or cause any condition to the completion of the merger not to be satisfied,

    - sell, lease, license, dispose of or encumber any of our assets, except for sales of inventory or used equipment and related licenses in the ordinary course of our business consistent with past practice,

    - purchase, redeem or otherwise acquire any of our capital stock or other securities,

    - declare or pay any dividend or other distribution, except for dividends paid by our wholly-owned subsidiaries,

    - issue or sell any of our capital stock or rights to acquire our capital stock, other than (a) issuances of stock options, representing up to 154,000 shares of Mylex common stock in the aggregate, in connection with the hiring or promotion of employees, each in the ordinary course of our business consistent with past practice, (b) the granting of rights arising under our employee stock purchase plans or (c) issuances of common stock upon the exercise of outstanding stock options and warrants and under the employee stock purchase plans,

    - amend our certificate of incorporation or by-laws,

    - repurchase, prepay, incur or guarantee additional debt, except for short-term borrowings in the ordinary course of our business consistent with past practice, or make any loans, capital contributions or other investments in any person other than our wholly-owned subsidiaries,

    - enter into any contract material to us and our subsidiaries, taken as a whole, other than those specified in the merger agreement,

    - make or change any material tax election,

    - modify, amend or terminate any contract, or waive, release or assign any rights or claims under any contract, in each case in a manner materially adverse to us and our subsidiaries, taken as a whole,

    - split, combine or reclassify our outstanding common stock or change our authorized capitalization,

    - authorize material capital expenditures inconsistent with our capital expenditure budget for fiscal 1999,

    - pay, discharge, settle or satisfy any tax liabilities, other than taxes paid under timely filed tax returns, or pay, discharge, settle or satisfy, by payment of more than $100,000, any material

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
      claims, other liabilities or obligations, other than the payment, discharge, settlement or satisfaction in the ordinary course of our business consistent with past practice of claims, liabilities or obligations (a) reserved against in our most recent audited financial statements or incurred since the date of our most recent financial statements in the ordinary course of our business consistent with past practice or (b) as required by the terms of any applicable contract,

    - waive, release or transfer any right of material value other than in the ordinary course of our business consistent with past practice, or waive any material benefits of, agree to modify in any adverse respect or fail to enforce any confidentiality, standstill or similar agreement,

    - acquire any business or material assets other than inventory, components or raw materials in the ordinary course of our business consistent with past practice,

    - except as required by law or the terms of any contract or Mylex benefit plan as in existence on the date of the merger agreement, and except as authorized by the merger agreement, (a) pay any benefit, (b) grant any awards under any benefit plan, (c) fund or in any other way secure the payment of compensation or benefits or (d) accelerate the vesting or payment of any compensation or benefit or

    - form any subsidiary.

    IBM has agreed, on behalf of it and its subsidiaries, to take no action that would cause any of its representations or warranties in the merger agreement to become untrue in any material respect or cause any condition to the completion of the merger not to be satisfied.

NO SOLICITATION OF TRANSACTIONS

    We have agreed not to, and not to permit or authorize any of our subsidiaries or any of our or our subsidiaries' directors, officers or employees or representatives to, solicit, initiate or encourage, or take any other action to knowingly facilitate, any takeover proposal (as defined below) or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any takeover proposal. We may, however, prior to the date of the special meeting:

    - provide information to anyone who has made an unsolicited superior proposal (as defined below) pursuant to a customary confidentiality agreement that contains terms no less favorable to us than the terms of the confidentiality agreement between Mylex and IBM and

    - participate in discussions or negotiations with anyone who has made an unsolicited superior proposal regarding that proposal,

in each case only if the Mylex board of directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Mylex stockholders under applicable law.

    In addition, we have agreed that neither the Mylex board of directors nor any of its committees will:

    - withdraw or modify, in a manner adverse to IBM, its approval of or recommendation with respect to the merger agreement or publicly propose to do so,

    - approve or recommend any takeover proposal or publicly propose to do so or

    - cause or agree to cause Mylex to enter into any letter of intent or other agreement constituting or related to, or that is intended to or could reasonably be expected to lead to, any takeover proposal.

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
    The Mylex board of directors may, however, terminate the merger agreement prior to the date of the special meeting in response to an unsolicited superior proposal if:

    - it determines in good faith, after consultation with outside counsel, that termination is required in order to comply with its fiduciary duties to Mylex stockholders under applicable law,

    - it delivers written notice to IBM, within the time required by the merger agreement, advising IBM that it has received an unsolicited superior proposal, including the terms and conditions of, and the identity of the person making, the superior proposal, and that, subject to any action IBM may take to match the superior proposal, it intends to accept the superior proposal,

    - prior to the termination, Mylex pays to IBM the $10 million termination fee and

    - simultaneously with the termination, Mylex enters into a definitive agreement containing the terms of the superior proposal.

    Nothing described above limits our ability to take actions to comply with specified rules under the Securities Exchange Act of 1934 or make any disclosure to Mylex stockholders if, in the good faith judgment of a majority of the members of the Mylex board of directors, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable laws.

    We have agreed to promptly notify IBM of any request for information or other inquiry we receive that we reasonably believe could lead to a takeover proposal or of any takeover proposal, and to keep IBM informed of all developments relating to any such request, inquiry or takeover proposal.

    The merger agreement defines the term "takeover proposal" to mean any inquiry, proposal or offer that relates to or could reasonably be expected to lead to:

    - any direct or indirect acquisition of a business that constitutes 15% or more of the combined revenue, operating income or assets of Mylex and its subsidiaries, taken as a whole, or of 15% or more of the outstanding shares of Mylex common stock or of any class of capital stock or other equity or voting interests in any of Mylex's subsidiaries,

    - any tender or exchange offer that, if successful, would result in any person beneficially owning 15% or more of the voting power of the Mylex common stock,

    - any merger, consolidation, recapitalization, liquidation or similar transaction involving Mylex or any of its subsidiaries or

    - any other transaction the completion of which could reasonably be expected to prevent or materially interfere with the completion of the merger or to dilute in any material respect the benefits to IBM of the merger.

    The merger agreement defines the term "superior proposal" to mean any good faith, unsolicited proposal by a third party that would result in the third party, or its stockholders, acquiring more than 50% of the voting power of Mylex's common stock or all or substantially all of the combined assets of Mylex and its subsidiaries

    - for consideration in cash and/or securities that the Mylex board of directors determines in its good faith judgment (after consultation with a nationally recognized financial advisor) to have a higher value than the consideration payable in the merger, and

    - which proposal the Mylex board of directors determines in good faith to be more favorable to Mylex stockholders than the merger.

    In concluding that a proposal is a superior proposal, the Mylex board of directors must consider any counterproposals that IBM may make in response to a superior proposal or otherwise.

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
EFFORTS TO COMPLETE THE MERGER

    Upon the terms and subject to the conditions set forth in the merger agreement, Mylex and IBM has each agreed to use its reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to complete the merger, including using its reasonable best efforts to accomplish the following:

    - satisfying the conditions to the completion of the merger and

    - obtaining all necessary government and third party waivers, consents and other approvals or authorizations and making all necessary governmental registrations, declarations and filings.

    Nothing described above or contained in any other provision of the merger agreement requires Mylex or IBM to:

    - agree or offer to divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets or any portion of any business of Mylex or IBM or

    - litigate any proceeding that

       - challenges or seeks to restrain the completion of the merger,

       - seeks to prohibit or limit in any material respect the ownership or operation by Mylex or IBM of a material portion of the business or assets of Mylex or IBM, or to require Mylex or IBM to dispose of or hold separate any material portion of the business or assets of Mylex or IBM as a result of the merger or

       - seeks to prohibit IBM from effectively controlling in any material respect a substantial portion of the business or operations of Mylex.

BENEFIT PLANS

    Following the completion of the merger, the surviving corporation will honor all obligations under Mylex employment agreements and benefit plans in accordance with their terms. The surviving corporation is not prohibited from amending or terminating these agreements and benefit plans in accordance with their terms and with applicable law or from terminating the employment of any employee of Mylex.

    We have amended our employee stock purchase plans in accordance with the merger agreement as follows:

    - we limited participation in the plans to those employees who were participants on July 18, 1999,

    - participants will not be able to increase their payroll deductions or purchase elections from those in effect on July 18, 1999,

    - no new offering periods under the plans will commence after July 27, 1999,

    - one final purchase date using accumulated funds under the plans will occur on the trading day immediately before the completion of the merger and

    - after the final purchase occurs, the plans will terminate.

COMMON STOCK RIGHTS AGREEMENT

    As required by the merger agreement, we amended our common stock rights agreement with BankBoston, N.A. on July 23, 1999 to ensure that (a) the rights agreement does not apply to IBM or its "affiliates" or "associates," as those terms are defined in the rights agreement, (b) no "distribution

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
date" or "share acquisition date," as those terms are defined in the rights agreement, has occurred or will occur and (c) all rights will expire immediately before Mylex and IBM complete the merger.

CONDITIONS TO THE PARTIES' OBLIGATIONS TO COMPLETE THE MERGER

    Mylex's and IBM's respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

    - adoption of the merger agreement by the holders of a majority of the outstanding shares of Mylex common stock,

    - termination or expiration of the waiting period, including any extensions, under the Hart-Scott-Rodino Act and any other applicable competition, merger control, antitrust or similar law,

    - no law or ruling exists that prevents the completion of the merger,

    - the representations and warranties of the other party are true and correct, in all material respects, as of the date of the merger agreement and as of the date on which the merger is completed, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of that date,

    - the other party has performed in all material respects all obligations required to be performed by it at or prior to the date on which the merger is completed and

    - each party has received a certificate signed by specified officers of the other party certifying to the satisfaction, by his or her company, of the two conditions set forth immediately above.

ADDITIONAL CONDITIONS TO OBLIGATION OF IBM

    IBM's obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

    - receipt of all governmental and third party waivers, consents and other approvals and authorizations required in connection with the merger agreement and

    - no law or ruling, and no threatened or pending suit, action or proceeding, exist that

       - challenge or seek to restrain or prohibit the completion of the merger,

       - seek to prohibit or limit in any material respect the ownership or operation by Mylex or IBM of a material portion of the business or assets of Mylex or IBM or to require Mylex or IBM to dispose of or hold separate any material portion of the business or assets of Mylex or IBM as a result of the merger or

       - seek to prohibit IBM from effectively controlling in any material respect a substantial portion of the business or operations of Mylex.

TERMINATION

    The merger agreement may be terminated and the merger may be abandoned at any time:

    1.  by mutual consent of Mylex, IBM and S2 Acquisition Corp.,

    2.  by either Mylex or IBM if

       - the merger is not completed by February 29, 2000,

       - the holders of a majority of the outstanding shares of Mylex common stock do not adopt the merger agreement at the special meeting or

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
       - any injunction, ruling or other legal restraint or prohibition preventing the completion of the merger is in effect and has become final and cannot be appealed,

    3.  by Mylex if

       - IBM has breached in any material respect any of its representations, warranties, covenants or other agreements, which breach or failure to perform (a) would give rise to the failure of any of the last three conditions set forth under "--Conditions to the parties' obligations to complete the merger" and (b) is not cured, or is incapable of being cured, within 15 days after notice from Mylex or

       - before the special meeting

           - in response to a superior proposal, the Mylex board of directors determines in good faith, after consultation with outside counsel, that termination is necessary in order to comply with its fiduciary duties,

           - Mylex gives IBM notice of its intention to accept a superior proposal at least three business days before its acceptance of the proposal and, after taking into account any counterproposal from IBM in response to such proposal, such proposal continues to be a superior proposal at the end of the three day period,

           - prior to the termination, Mylex pays to IBM the $10 million termination fee and

           - simultaneously with the termination, Mylex enters into a definitive agreement containing the terms of the superior proposal,

    4.  by IBM if

       - Mylex has breached in any material respect any of its representations, warranties, covenants or other agreements, which breach or failure to perform (a) would give rise to the failure of any of the last three conditions set forth under "--Conditions to the parties' obligations to complete the merger" and (b) is not cured, or is incapable of being cured, within 15 days after notice from IBM,

       - IBM has received from Mylex a notice of Mylex's intention to accept a superior proposal,

       - the Mylex board of directors or any committee of the board fails to reconfirm its initial recommendation to Mylex stockholders in favor of the adoption of the merger agreement within ten days after a written request from IBM to do so, which request IBM may make only after Mylex receives a takeover proposal, or

       - any law or ruling having any of the effects described in the second condition under "--Additional conditions to the obligation of IBM" is in effect and has become final and cannot be appealed.

TERMINATION FEES

    Mylex has agreed to pay IBM a termination fee of $10 million if the merger agreement is terminated under any of the following circumstances:

    - before the special meeting

       - a takeover proposal has been made known to Mylex or its stockholders or any person has announced an intention to make a takeover proposal,

       - IBM or Mylex then terminates the merger agreement for the first or second reason described in paragraph 2 above under "--Termination" and

       - within 12 months of the termination Mylex enters into any letter of intent or other agreement with respect to, or completes, any takeover proposal, except that for purposes of this clause, the references to 15% in the definition of "takeover proposal" are deemed to be references to 50%, and any references to Mylex's subsidiaries in the same definition are disregarded,

    - Mylex terminates the merger agreement for the second reason described in paragraph 3 above under "--Termination" or

    - IBM terminates the merger agreement for the second or third reason described in paragraph 4 above under "--Termination".

AMENDMENT AND WAIVER

    The merger agreement may be amended only by written agreement of the parties. A party may waive its rights under the merger agreement only in writing. Any amendment or waiver may be made at any time before the completion of the merger. After the Mylex stockholders adopt the merger agreement, however, no amendment or waiver that requires further approval of the Mylex stockholders may be made without the further approval of the Mylex stockholders.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows common stock ownership on August 9, 1999 by (i) each person who, to our knowledge, beneficially owns more than 5% of Mylex's common stock, (ii) our Chief Executive Officer, (iii) our other four most highly compensated executive officers at the end of our last fiscal year whose salary and bonuses exceeded $100,000 for that year and (iv) all of our directors and executive officers as a group:

NAME AND ADDRESS(1)                                        SHARES(2)         PERCENT(3)
-------------------------------------------------------  -------------       ----------
The Crabbe Huson Group Inc.............................      3,590,200(4)       18.1%
  121 S.W. Morrison, Suite 1400
  Portland, OR 97204

Becker Capital Management, Inc.........................      1,757,300(5)        8.9%
  1211 S.W. Fifth Ave., Suite 2185
  Portland, OR 97204

Thomson Horstmann & Bryant Inc.........................      1,317,600(6)        6.6%
  Park 80 West, Plaza Two
  Saddle Brook, NJ 07663

Al Montross............................................        713,675(7)        3.6%

Colleen Gray...........................................         87,790(8)          *

KK Rao.................................................         89,314(9)          *

Bal Singh..............................................         55,654(10)         *

Ten directors and executive officers as a group........      2,252,456(11)      11.4%

------------------------

*   Less than 1%

 (1) Other than for 5% beneficial owners, all addresses are at Mylex, 34551 Ardenwood Boulevard, Fremont, California 94555.

 (2) Shares are held directly with sole voting and dispositive power except as otherwise indicated. Shares issuable pursuant to outstanding stock options that are exercisable or become exercisable within 60 days of the date of this table are considered outstanding for the purpose of calculating the percentage of common stock owned by each listed person, but not for the purpose of calculating the percentage of common stock owned by any other person.

 (3) Based on 19,844,793 shares of Mylex common stock outstanding as of August 9, 1999.

 (4) Based solely on information provided as of February 12, 1999 in a Schedule 13G filed by the stockholder.

 (5) Based solely on information provided as of February 10, 1999 in a Schedule 13G filed by the stockholder.

 (6) Based solely on information provided as of January 25, 1999 in a Schedule 13G filed by the stockholder.

 (7) Includes 82,837 shares owned and options for 630,838 shares.

 (8) Includes 8,243 shares owned and options for 79,547 shares.

 (9) Options for 89,314 shares.

(10) Includes 1,596 shares and options for 54,058 shares.

(11) Includes 1,246,635 shares and options for 1,005,821 shares

                            INDEPENDENT ACCOUNTANTS

    Representatives of KPMG LLP, Mylex's independent accountants, are expected to be present at the special meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they so desire.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

Public Reference Room              New York Regional Office 7         Chicago Regional Office
450 Fifth Street, N.W.             World Trade Center                 Citicorp Center
Room 1024                          Suite 1300                         500 West Madison Street
Washington, D.C. 20549             New York, New York 10048           Suite 1400
                                                                      Chicago, Illinois 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Mylex, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20549.

    The SEC allows us to "incorporate by reference" information into this document. This means that Mylex and IBM can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

    This document incorporates by reference the documents listed below that have been previously filed with the SEC. They contain important information about Mylex and its financial condition. Some of these filings have been amended by later filings, which are also listed.

MYLEX SEC FILINGS (FILE NO. 0-15627)                     PERIOD/AS OF DATE
------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K..........  Year ended December 26, 1998
Quarterly Reports on Form 10-Q......  Quarters ended March 27, 1999 and June 26, 1999

    We incorporate by reference additional documents that Mylex may file with the SEC between the date of this document and the date of the special meeting. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    You can obtain any of the documents incorporated by reference in this document through Mylex or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from Mylex without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

       Mylex Corporation
       34551 Ardenwood Boulevard
       Fremont, CA 94555
       Attention: Chief Financial Officer
       (510) 796-6100

    If you would like to request documents, please do so by September 13, 1999 to receive them before the special meeting. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

    We have not authorized anyone to give any information or make any representation about the merger or Mylex that differs from, or adds to, the information in this document or in our documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

    The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

    This proxy statement includes "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and the Exchange Act. All statements, other than statements of historical facts, included in this proxy statement that address activities, events or developments that Mylex expects or anticipates will or may occur in the future, including such things as business strategy, competitive strengths, references to future success and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Mylex in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual future results and developments will conform with Mylex's expectations and predictions is subject to a number of risks and uncertainties that could cause expected and actual results to differ materially, including the significant considerations discussed in this proxy statement; general economic, market or business conditions; the opportunities, or lack thereof, that may be presented to and pursued by Mylex and its subsidiaries; competitive actions by other companies in Mylex's industry; changes in laws or regulations and other factors, many of which are beyond the control of Mylex and its subsidiaries. Consequently, all of the forward-looking statements made in this proxy statement are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by Mylex will be realized or, even if substantially realized, that they will have the expected consequences to or effects on Mylex and its subsidiaries or their business or operations.

    The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Mylex or persons acting on its behalf. Mylex does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                  INTERNATIONAL BUSINESS MACHINES CORPORATION,
                              S2 ACQUISITION CORP.
                                      AND
                               MYLEX CORPORATION
                           DATED AS OF JULY 27, 1999

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
                                                      ARTICLE I

                                                     The Merger

     SECTION 1.01.  Effective Time of the Merger..........................................................        A-1
     SECTION 1.02.  Closing...............................................................................        A-1
     SECTION 1.03.  Effect of the Merger..................................................................        A-1
     SECTION 1.04.  Certificate of Incorporation and By-laws..............................................        A-1
     SECTION 1.05.  Directors.............................................................................        A-2
     SECTION 1.06.  Officers..............................................................................        A-2

                                                     ARTICLE II

                                              Conversion of Securities

     SECTION 2.01.  Conversion of Capital Stock...........................................................        A-2
     SECTION 2.02.  Exchange of Certificates..............................................................        A-3

                                                     ARTICLE III

                                           Representations and Warranties

     SECTION 3.01.  Representations and Warranties of the Company.........................................        A-4
     SECTION 3.02.  Representations and Warranties of Parent and Sub......................................       A-17

                                                     ARTICLE IV

                                      Covenants Relating to Conduct of Business

     SECTION 4.01.  Conduct of Business...................................................................       A-18
     SECTION 4.02.  No Solicitation.......................................................................       A-21

                                                      ARTICLE V

                                                Additional Agreements

     SECTION 5.01.  Preparation of the Proxy Statement; Stockholders Meeting..............................       A-23
     SECTION 5.02.  Access to Information; Confidentiality................................................       A-23
     SECTION 5.03.  Reasonable Best Efforts; Notification.................................................       A-24
     SECTION 5.04.  Stock Plans...........................................................................       A-24
     SECTION 5.05.  Indemnification, Exculpation and Insurance............................................       A-26
     SECTION 5.06.  Fees and Expenses.....................................................................       A-26
     SECTION 5.07.  Employee Matters......................................................................       A-27
     SECTION 5.08.  Public Announcements..................................................................       A-27
     SECTION 5.09.  Rights Agreement......................................................................       A-27

                                                     ARTICLE VI

                                                Conditions Precedent

     SECTION 6.01.  Conditions to Each Party's Obligation to Effect the Merger............................       A-28
     SECTION 6.02.  Conditions to Obligations of Parent and Sub...........................................       A-28
     SECTION 6.03.  Conditions to Obligation of the Company...............................................       A-29
     SECTION 6.04.  Frustration of Closing Conditions.....................................................       A-29

                                                                                                              PAGE
                                                                                                            ---------
                                                     ARTICLE VII

                                          Termination, Amendment and Waiver

     SECTION 7.01.  Termination...........................................................................       A-29
     SECTION 7.02.  Effect of Termination.................................................................       A-30
     SECTION 7.03.  Amendment.............................................................................       A-30
     SECTION 7.04.  Extension; Waiver.....................................................................       A-30

                                                    ARTICLE VIII

                                                 General Provisions

     SECTION 8.01.  Nonsurvival of Representations and Warranties.........................................       A-31
     SECTION 8.02.  Notices...............................................................................       A-31
     SECTION 8.03.  Definitions...........................................................................       A-31
     SECTION 8.04.  Interpretation........................................................................       A-32
     SECTION 8.05.  Counterparts..........................................................................       A-32
     SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries........................................       A-32
     SECTION 8.07.  Governing Law.........................................................................       A-32
     SECTION 8.08.  Assignment............................................................................       A-32
     SECTION 8.09.  Enforcement...........................................................................       A-32

    AGREEMENT AND PLAN OF MERGER dated as of July 27, 1999 (this "AGREEMENT"), by and among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("PARENT"), S2 ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("SUB"), and MYLEX CORPORATION, a Delaware corporation (the "COMPANY").

    WHEREAS the Board of Directors of each of the Company and Sub deems it in the best interests of their respective stockholders to consummate the merger (the "MERGER"), on the terms and subject to the conditions set forth in this Agreement, of Sub with and into the Company in which the Company would become a wholly owned subsidiary of Parent, and such Boards of Directors have approved this Agreement and declared its advisability (and, in the case of the Board of Directors of the Company, recommended that this Agreement be adopted by the Company's stockholders);

    WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01. EFFECTIVE TIME OF THE MERGER. As soon as practicable on or after the Closing Date (as defined in Section 1.02), the parties shall (i) file a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the General Corporation Law of the State of Delaware (the "DGCL") and (ii) make all other filings or recordings required under the DGCL to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as Parent and the Company shall agree and be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

    SECTION 1.02. CLOSING. The closing of the Merger (the "CLOSING") will take place at 11:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the second business day after satisfaction or waiver of the conditions set forth in Article VI that by their terms are not to be satisfied or waived at the Closing (the "CLOSING DATE"), at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company.

    SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION"). The Merger shall have the effects set forth in Section 259 of the DGCL.

    SECTION 1.04. CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) The Certificate of Incorporation of the Company shall be amended in the Merger to read in its entirety as set forth on Exhibit A hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    (b) The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    SECTION 1.05. DIRECTORS. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.06. OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

    SECTION 2.01. CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, par value $0.01 per share, of the Company (the "COMPANY COMMON STOCK"), or any shares of capital stock of Sub:

    (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

    (b) CANCELATION OF TREASURY STOCK AND PARENT-OWNED STOCK. All shares of Company Common Stock that are owned by the Company, as treasury stock, Parent or Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

    (c) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and other than any Dissenting Shares (as defined in Section 2.01(d)) unless the holder thereof fails to perfect or otherwise loses such holder's rights under Section 262 of the DGCL) shall be converted into the right to receive $12 in cash, without interest (the "MERGER CONSIDERATION"). At the Effective Time all such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "CERTIFICATE") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

    (d) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time held by a holder (if any) who shall not have voted to adopt this Agreement or consented thereto in writing and who properly demands appraisal for such shares in accordance with Section 262 of the DGCL (or any successor provision) ("DISSENTING SHARES") shall not be converted into a right to receive the Merger Consideration (but shall have the rights set forth in Section 262 of the DGCL (or any successor provision)) unless such holder fails to perfect or otherwise loses such holder's right to such payment or appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such share of such holder shall be treated as a share of Company Common Stock that had been converted at the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.01(c). The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands or agree to do or commit to do any of the foregoing.

    SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) PAYING AGENT. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent, on customary terms and conditions, for the payment of the Merger Consideration upon surrender of Certificates (the "PAYING AGENT"), and, from time to time after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 2.01(c) and paragraph (b) of this
Section 2.02 upon surrender of Certificates, it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be paid to Parent.

    (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a customary form of letter of transmittal that is consistent with this Agreement (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other customary documents, consistent with this Agreement, as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive from the Paying Agent, on behalf of Parent, as promptly as practicable in accordance with the customary procedures of the Paying Agent, in exchange therefor the amount of cash to which the holder thereof is entitled pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares that is not registered in the stock transfer books of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

    (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All cash paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

    (d) NO LIABILITY. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (e) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby pursuant to this Agreement.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on the disclosure schedule (with specific reference to the section of this Agreement to which the information stated in such disclosure relates) delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Sub as follows:

        (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and its subsidiaries (as defined in Section 8.03) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate, company or partnership power and authority to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing (except in the case of clause (i) above with respect to the Company) individually or in the aggregate could not reasonably be expected to have a material adverse effect (as defined in Section 8.03) on the Company. The Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and By-laws and the certificate of incorporation and by-laws (or similar organizational documents) of each of its subsidiaries, in each case as amended to the date hereof. The Company has made available to Parent and its representatives true and complete copies of the minutes of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its subsidiaries held since January 1, 1997.

        (b) SUBSIDIARIES. Section 3.01(b) of the Company Disclosure Schedule lists each subsidiary of the Company. All the outstanding shares of capital stock or other equity or voting interests of each such subsidiary are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock or other equity or voting interests of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity or voting interests in any corporation, partnership, joint venture, association or other entity.

        (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 120,000,000 shares of Company Common Stock. At the close of business on June 26, 1999, (i) 19,719,896 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, (ii) 1,810,400 shares of Company Common Stock were held by the Company in its treasury,
    (iii) no shares of Company Common Stock were reserved for issuance in connection with the rights (the "RIGHTS") to purchase shares of Company Common Stock issued pursuant to the Amended and Restated Rights Agreement dated as of July 23, 1999 (the "RIGHTS AGREEMENT") between the Company and BankBoston, N.A., (iv) warrants to acquire 400,000 shares of Company Common Stock from the Company pursuant to the warrant agreements set forth on
    Schedule 3.01(c) of the Company Disclosure Schedule (the "WARRANTS") were outstanding and (v) options to acquire 4,752,685 shares of Company Common Stock from the Company pursuant to the 1990 BusLogic Equity Incentive Plan, the 1983 Incentive Stock Option Plan, as amended and restated, the 1993 Stock Option Plan and the 1998 Stock Option and Incentive Plan (such plans and arrangements, collectively, the "COMPANY STOCK PLANS") were issued and outstanding and 411,249 shares of Company Common Stock were reserved and available for issuance pursuant to the 1995 Employee Stock Purchase Plan and the 1998 Employee Stock Purchase Plan (such plans, collectively, the "STOCK PURCHASE PLANS"). No shares of Company Common Stock are owned by any subsidiary of the Company. The Company has delivered to Parent a complete and correct list, as of the close of business on June 26, 1999, of all outstanding stock options or other rights to purchase or receive Company Common Stock granted under the Company Stock Plans (collectively, the "STOCK OPTIONS") and the Warrants, the number of shares subject to each such Stock Option and Warrant, the grant dates and exercise prices of each such Stock Option and Warrant and the names of the holders thereof. At the Effective Time, each Warrant shall no longer be exercisable for Company Common Stock, and the holder thereof shall only be entitled to receive, upon exercise, an amount in cash equal to the product of (x) the number of shares of Company Common Stock issuable upon exercise of such Warrant immediately prior to the Effective Time and (y) the Merger Consideration minus the Warrant Price (as defined in the warrant agreements set forth on Schedule 3.01(c) of the Company Disclosure Schedule). During the biweekly period ending July 18, 1999, the aggregate amount credited to the accounts of the participants in the Stock Purchase Plans was $170,228 and in each payroll period thereafter the aggregate amount credited to such accounts did not exceed such amount. Except as set forth above, at the close of business on June 26, 1999, no shares of capital stock or other voting securities of the Company, or options, warrants or other rights to acquire any such stock or securities were issued, reserved for issuance or outstanding. Since June 26, 1999 until the date hereof, (x) there have been no issuances by the Company of shares of capital stock or other voting securities of the Company other than issuances of shares of Company Common Stock pursuant to the exercise of Stock Options outstanding on such date as required by their terms as in effect on the date hereof and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock or other voting securities from the Company (other than (i) the issuance of Stock Options representing in the aggregate 71,700 shares of Company Common Stock, in the ordinary course of business consistent with past practice and with an exercise price per share at least equal to the market value of the Company Common Stock on the date of issuance (and with other material terms no more favorable than (A) with respect to Stock Options granted under the 1993 Stock Option Plan, the material terms of the Stock Option agreements governing the grant of Stock Options under such Company Stock Plan on or prior to June 26, 1999, and (B) with respect to Stock Options granted under the 1998 Stock Option and Incentive Plan, the material terms of the Stock Option agreements governing the grant of Stock Options under such Company Stock Plan on or prior to June 26, 1999), to employees in connection with the hiring or promotion of such employees or
    (ii) for rights that may have arisen under the Stock Purchase Plans). The Company has delivered to Parent a complete and correct list of all Stock Options granted between June 26, 1999 and the date hereof, the number of shares of Company Common Stock subject to each such Stock Option, the grant dates and exercise prices of each such Stock Option and the names of the holders thereof. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans, the Warrants and the Stock Purchase Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of it subsidiaries, and no securities or other instruments or obligations of the Company or any of its Subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above and except as expressly permitted under
    Section 4.01(a), there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of, or securities convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, the Company or any of its subsidiaries or obligating the

    Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. There are not any outstanding contractual obligations of the Company or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or (ii) vote or dispose of any shares of the capital stock of any of its subsidiaries. To the knowledge of the Company, at the date hereof, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of the Company or any of its subsidiaries.

        (d) AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval (as defined in Section 3.01(s)). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and by rules of law governing specific performance, injunctive relief and other equitable remedies. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Certificate of Incorporation or By-laws of the Company or the certificate of incorporation or by-laws (or similar organizational documents) of any of its subsidiaries, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license (each, a "CONTRACT") to which the Company or any of its subsidiaries is a party or any of their respective properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") or any other applicable competition, merger control, antitrust or similar law,
    (2) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the adoption of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the "PROXY STATEMENT") and such reports under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the Certificate of Merger with the office of the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (4) any filings required under the rules and regulations of the Nasdaq National Market and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

        (e) SEC DOCUMENTS. The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with the SEC by the Company since December 31, 1996 (together with all information incorporated therein by reference, the "SEC DOCUMENTS"). No subsidiary of the Company is required to file any form, report or other document with the SEC. At their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "SECURITIES ACT") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments and the absence of footnotes). Except as set forth in any SEC Document filed and publicly available prior to the date hereof (a "FILED SEC DOCUMENT"), the Company and its subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company.

        (f) INFORMATION SUPPLIED. None of the information included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 5.01) or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the most recent audited financial statements included in the Filed SEC Documents, and except as expressly set forth in the Filed SEC Documents, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change (as defined in Section 8.03) with respect to the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock, except for dividends by a wholly owned subsidiary of the Company to its parent, (iii) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other securities of the Company or any of its subsidiaries, (iv) (x) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, in each case to any current or former director, officer, employee or consultant, (y) any granting by the Company or any of its subsidiaries to any current or former director, officer or employee of any increase in severance or termination pay or (z) any entry by the Company or any of its subsidiaries into, or any amendment of, (A) any currently effective employment, severance, termination or indemnification agreement or consulting agreement (other than in the ordinary course of business consistent with past practice), with any current or former director, officer, employee or consultant or (B) any agreement with any current or former director, officer, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company, (vi) any change in financial or tax accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP or applicable law, (vii) any tax election that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability, (viii) any revaluation by the Company of any of its material assets or (ix) any licensing agreement or any agreement with regard to the acquisition or disposition of any material Intellectual Property (as defined in Section 3.01(q)).

        (h) LITIGATION. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company, nor is there any statute, law, ordinance, rule, regulation, judgment, order or decree, of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company.

        (i) CONTRACTS. Except for Contracts filed as exhibits to the Filed SEC Documents, none of the Company or any of its subsidiaries is a party to (except for any Contracts not in effect) or bound by, and none of their properties or assets are bound by or subject to, any written or oral:

            (i) Contract not made in the ordinary course of business entered into prior to the date of this Agreement;

            (ii) Contract pursuant to which the Company or any of its subsidiaries has agreed not to compete with any person or to engage in any activity or business, or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging;

           (iii) Contract pursuant to which the Company or any of its subsidiaries is restricted in any material respect in the development, marketing or distribution of their respective products or services;

            (iv) Contract with (A) any affiliate of the Company or any of its subsidiaries or (B) any current or former director or officer of the Company or any of its subsidiaries or of any affiliate of the Company or any of its subsidiaries or any of the 25 most highly compensated employees of the Company and its subsidiaries, taken as a whole, or (C) any affiliate of any such person (other than (v) contracts on arm's-length terms with companies whose common stock is publicly traded,
       (w) employment agreements referred to in Section 3.01(k), (x) offer letters providing solely for "at will" employment, (y) invention assignment and confidentiality agreements relating to the assignment of inventions to the Company or any of its subsidiaries not involving the payment of money and (z) Benefit Plans referred to in Section 3.01(n));

            (v) license or franchise granted by the Company or any of its subsidiaries pursuant to which the Company or any of its subsidiaries has agreed to refrain from granting license or franchise rights to any other person;

            (vi) Contract under which the Company or any of its subsidiaries has
       (i) incurred any indebtedness that is currently owing or (ii) given any guarantee in respect of indebtedness, in each case having an aggregate principal amount in excess of $5,000,000;

           (vii) material Contract that requires consent, approval or waiver of or notice to a third party in the event of or with respect to the Merger, including in order to avoid termination of or a loss of material benefit under any such Contract;

          (viii) Contract providing for payments of royalties to third parties;

            (ix) Contract granting a third party any license to Intellectual Property that is not limited to the internal use of such third party;

            (x) Contract providing confidential treatment by the Company or any of its subsidiaries of third party information other than non-disclosure agreements and provisions entered into by the Company in the ordinary course of business consistent with past practice;

            (xi) Contract granting the other party to such Contract or a third party "most favored nation" status that, following the Merger, would in any way apply to Parent or any of its subsidiaries (other than the Company and its subsidiaries and their products or services (other than any similar products or services produced or offered by Parent or its subsidiaries (other than the Company and its subsidiaries)));

           (xii) Contract that guarantees or warrants that any of the products or services of the Company are fit for any particular purpose or that expressly guarantees or warrants that the products and/or services of the Company or any of its subsidiaries or licensed by the Company or any of its subsidiaries will be Year 2000 Ready (as defined in Section 3.01(m)); and

          (xiii) Contract which (i) has aggregate future sums due from the Company or any of its subsidiaries in excess of $200,000 and is not terminable by the Company or any such subsidiary for a cost of less than $100,000 or (ii) is otherwise material to the business of the Company and its subsidiaries, taken as a whole, as presently conducted or as proposed to be conducted.

    Each Contract of the Company and its subsidiaries is in full force and effect and is a legal, valid and binding agreement of the Company or such subsidiary and, to the knowledge of the Company or such subsidiary, of each other party thereto, enforceable against the Company or any of its subsidiaries, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, except for such failures to be in full force and effect or enforceable that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. Each of the Company and its subsidiaries has performed or is performing all material obligations required to be performed by it under its Contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder, and, to the knowledge of the Company or such subsidiary, no other party to any of its Contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder except, in each case, for such breaches that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

        (j) COMPLIANCE WITH LAWS. The Company and its subsidiaries are, and since December 31, 1998 have been, in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, except for instances of possible noncompliance that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. None of the Company or any of its subsidiaries has received, since December 31, 1996, a notice or other written communication alleging a possible violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity applicable to its businesses or operations, except for such violations that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries have in effect all Federal, state and local, domestic and foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, concessions, franchises, licenses and rights (collectively "PERMITS") necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted and there has occurred no violation of, or default under, any such Permit, except for the lack of Permits and for violations of, or defaults under, Permits, which lack of Permits, violations or defaults individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Merger, in and of itself, could not reasonably be expected to cause the revocation or cancelation of any such Permit, which revocation or cancelation could reasonably be expected to have a material adverse effect on the Company.

        (k) ABSENCE OF CHANGES IN BENEFIT PLANS; EMPLOYMENT AGREEMENTS; LABOR RELATIONS. Except as disclosed in the Filed SEC Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents, none of the Company or any of its subsidiaries has terminated, adopted, amended or agreed to amend in any material respect any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding providing benefits to any of its current or former directors, officers or employees (collectively, "BENEFIT PLANS"). Except as disclosed in the Filed SEC Documents, there exist no (i) employment, severance, termination or indemnification agreements or material consulting agreements between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand, or (ii) agreements between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement. There are no collective bargaining or other labor union agreements to which the Company or any of its subsidiaries is a party or by which it is bound. Since December 31, 1996, neither the Company nor any of its subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

        (l) ENVIRONMENTAL MATTERS. Except to the extent that the inaccuracy of any of the following could not reasonably be expected to have a material adverse effect on the Company: (i) the Company and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined below);
    (ii) the Company and each of its subsidiaries have all Permits required under applicable Environmental Laws and are in compliance with their respective requirements; (iii) there are no pending, or to the knowledge of the Company or any of its subsidiaries, threatened claims, proceedings or investigations against the Company or any of its subsidiaries alleging any noncompliance with, or liability under, Environmental Law; (iv) neither the Company nor any of its subsidiaries have received notice that the Company or any of its subsidiaries is subject to potential liability under any Environmental Law, including potential liability for the costs of investigating or remediating contaminated property pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, or analogous state law; and (v) (A) there have been no Releases (as defined below) or threatened Releases of Hazardous Substances (as defined below) on, at, under, from or about any properties currently owned, leased or operated by the Company or any of its subsidiaries, (B) to the knowledge of the Company, there have been no Releases or threatened Releases of Hazardous Substances on, at, under, from or about any properties formerly owned, leased or operated by the Company or any of its subsidiaries, or any of their respective predecessors, and (C) neither the Company nor any of its subsidiaries has Released, disposed of or arranged for the disposal of Hazardous Substances or, to the knowledge of the Company, Released any Hazardous Substances at any off-site location. For purposes of this Agreement, the term "ENVIRONMENTAL LAWS" shall mean any applicable Federal, state or local, domestic or foreign, statutes, laws, regulations, ordinances, rules, codes, enforceable requirements, agreements, orders, decrees, judgments or injunctions issued, promulgated or entered into by any Governmental Entity relating to protection of the environment, natural resources or human health and safety, or to the use, management, disposal, Release or threatened Release of Hazardous Substances. For purposes of this Agreement, the term "HAZARDOUS SUBSTANCES" shall mean any explosive or radioactive substances or materials, any toxic or hazardous substances or materials, including asbestos or asbestos-containing materials, polychlorinated biphenyls, petroleum and petroleum products, and any other substances or materials defined as, or included in the definition of, "HAZARDOUS SUBSTANCES", "HAZARDOUS WASTES", "HAZARDOUS MATERIALS" or "TOXIC SUBSTANCES", or is otherwise regulated, under any Environmental Law. For purposes of this Agreement, the term "RELEASE" shall mean any spilling, leaking, pumping, pouring, discharging, emitting, emptying, injecting, leaching, dumping, disposing or migrating into the environment.

        (m) YEAR 2000 COMPLIANCE. All computer and other systems, software, hardware and other products (other than motherboards) (i) licensed or sold, or offered for licensing or sale (including products under development), by the Company or any of its subsidiaries since January 1, 1996 under any trademark, service mark, brand name, certification mark, assumed name or trade name owned or licensed for use by the Company or any of its subsidiaries, whether produced by the Company or any of its subsidiaries or supplied thereto by any third party, (ii) produced by any third party that are licensed to the customers of the Company or any of its subsidiaries by the Company or any of its subsidiaries since January 1, 1996 under a license that does not explicitly disclaim liability with respect to failures of such products to be Year 2000 Ready and (iii) produced by the Company or any of its subsidiaries since January 1, 1996, in each case have been written, manufactured and tested to be Year 2000 Ready. All internal data processing systems, equipment and facilities used by the Company or any of its subsidiaries, including all information technology applications running in the Company or any of its subsidiaries and all tools used to develop the Company's or any of its subsidiaries' products, are Year 2000 Ready. For purposes of this Agreement, "YEAR 2000 READY" shall mean, with respect to any system, product, equipment or facility, that such system, product, equipment or facility is capable of correctly processing, providing, receiving and manipulating date data within and between the twentieth and twenty-first centuries, and its operation and functionality has not been adversely affected and will not be adversely affected in any material respect as a result of the advent of the Year 2000.

        (n) ERISA COMPLIANCE. (i) Section 3.01(n)(i) of the Company Disclosure Schedule contains a list of all "EMPLOYEE WELFARE BENEFIT PLANS" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "EMPLOYEE PENSION BENEFIT PLANS" (as defined in Section 3(2) of ERISA) and all other Benefit Plans maintained or contributed to by the Company or any of its subsidiaries or any person or entity that, together with the Company or any of its subsidiaries, is treated as a single employer (a "COMMONLY CONTROLLED ENTITY") under Section 414(b), (c), (m) or
    (o) of the Internal Revenue Code of 1986, as amended (the "CODE") for the benefit of any current or former directors, officers or employees of the Company or any of its subsidiaries. The Company has provided to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (4) each trust agreement and group annuity contract relating to any Benefit Plan and (5) the most recent IRS determination letter for each Benefit Plan intended to be tax-qualified under Section 401(a) of the Code. Each Benefit Plan has been administered in accordance with its terms, except where the failure so to be administered, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries and all the Benefit Plans are in compliance with all applicable provisions of law, including ERISA and the Code, except for instances of possible noncompliance that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

        (ii) Neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to maintain or contribute to, or has any actual or contingent liability under, any Benefit Plan that is subject to Title IV of ERISA.

       (iii) With respect to any Benefit Plan that is an employee welfare benefit plan (each, a "WELFARE PLAN"), there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the Effective Time. No Welfare Plan provides benefits after termination of employment except where the cost thereof is borne entirely by the former employee (or his eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code.

        (iv) No current or former director, officer or employee of the Company or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or any benefits under any Benefits Plan the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        (v) The deduction of any amount payable pursuant to the terms of the Benefit Plans or any other employment contracts or arrangements will not be subject to disallowance under Section 162(m) of the Code.

        (o) TAXES. (i) Each of the Company and its subsidiaries and each Company Affiliated Group (as defined in clause (ix) below) has timely filed all Federal, state and local, domestic and foreign, income and franchise tax (as defined in clause (ix) below) returns and reports and all other tax returns and reports required to be filed by it and all such returns and reports are complete and correct. Each of the Company and its subsidiaries and each Company Affiliated Group has timely paid all taxes due with respect to the taxable periods covered by such returns and reports and all other material taxes, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

        (ii) No Federal, state or local, domestic or foreign, income or franchise tax return or report or any other material tax return or report of the Company or any of its subsidiaries or any Company Affiliated Group with respect to taxable years after 1992 is or has ever been under audit or examination by any taxing authority, and no written or, to the knowledge of the Company, unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries. There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any taxes due and owing by the Company, any of its subsidiaries or any Company Affiliated Group. Each deficiency of the Company, any of its subsidiaries or any Company Affiliated Group resulting from any audit or examination relating to taxes by any taxing authority or any concluded litigation related to taxes has been timely paid. No issues relating to taxes were raised by the relevant taxing authority during any presently pending audit or examination, and no issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination that could reasonably be expected to recur in a later taxable period. The relevant statute of limitations is closed with respect to the Federal tax returns of the Company and its subsidiaries for all years through 1995.

       (iii) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

        (iv) No Liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory Liens for taxes not yet due.

        (v) None of the Company or any of its subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

        (vi) None of the Company or any of its subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local tax law, domestic or foreign, or for any other reason.

       (vii) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any director, officer or employee of the Company or any of its affiliates who is a "DISQUALIFIED INDIVIDUAL" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan or other compensation arrangement currently in effect would be characterized as an "EXCESS PARACHUTE PAYMENT" or a "PARACHUTE PAYMENT" (as such terms are defined in Section 280G(b)(1) of the Code).

      (viii) The Company and its subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any Federal, state or local laws, domestic and foreign) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

        (ix) Neither the Company nor any of its subsidiaries has constituted either a "DISTRIBUTING CORPORATION" or a "CONTROLLED CORPORATION" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "PLAN" or "SERIES OF RELATED TRANSACTIONS" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        (x) As used in this Agreement, "TAXES" shall include all Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever imposed by any Governmental Entity or taxing authority whether domestic or foreign, including any interest penalties or additions with respect thereto, and any obligations under any agreements or arrangements with any other person with respect to such amounts. As used in this Agreement, "COMPANY AFFILIATED GROUP" shall mean each affiliated, combined, consolidated or unitary group of which the Company or any of its subsidiaries is or has been a member.

        (p) TITLE TO PROPERTIES. (i) The Company and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

        (ii) Each of the Company and its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failures to be in full force and effect that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such material leases, except for failures to do so that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

        (q) INTELLECTUAL PROPERTY. (i) Section 3.01(q) of the Company Disclosure Schedule lists all material patents, patent applications, trademarks, tradenames, service marks and registered copyrights and applications therefor, if any, owned by or licensed to the Company or any of its subsidiaries as of the date of this Agreement. The Company has made available to Parent true and correct copies of all material license agreements relating to Intellectual Property to which the Company or any of its subsidiaries is a party as of the date of this Agreement.

        (ii) Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) could not reasonably be expected to have a material adverse effect on the Company:

           (A) the Company and each of its subsidiaries owns, or is licensed or otherwise has the right to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted;

           (B) to the knowledge of the Company, none of the Company or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its subsidiaries;

           (C) there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened with respect to any possible infringement by the Company or any of its subsidiaries on or other violation of the rights of any person with regard to any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its subsidiaries;

           (D) to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by, licensed to and/or otherwise used by the Company or any of its subsidiaries;

           (E) to the knowledge of the Company, none of the former or current members of management or key personnel of the Company or any of its subsidiaries, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of Intellectual Property of the Company or any of its subsidiaries, have a valid claim against the Company or any of its subsidiaries in connection with the involvement of such persons in the conception and development of any computer software or other Intellectual Property of the Company or any of its subsidiaries, and, to the knowledge of the Company, no such claim has been asserted or threatened;

           (F) the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right, license or encumbrance relating to, Intellectual Property owned by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries now has or has had any agreement with any third party, or any right of termination, cancelation or acceleration of any material Intellectual Property right or obligation set forth in any agreement to which the Company or any of its subsidiaries is a party, or the loss or encumbrance of any Intellectual Property or benefit related thereto, or result in the creation of any Lien in or upon any Intellectual Property or right, other than under certain contracts and agreements, the material ones of which are set forth on Section 3.01(q) of the Company Disclosure Schedule, that provide for their termination upon a change of control of the Company;

           (G) except in the ordinary course of business consistent with past practice, no licenses or rights have been granted to distribute the source code of, or to use the source code to create Derivative Works (as defined below) of, any product currently marketed by, commercially available from or under development by the Company or any of its subsidiaries for which the Company possesses the source code; and

           (H) to the knowledge of the Company, none of its rights or those of any of its subsidiaries to any of their Intellectual Property have been lost or are in jeopardy of being lost through failure to act by the Company or any of its subsidiaries.

        As used in this Agreement, "DERIVATIVE WORK" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgement, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work as well as translation from one human language to another and from one type of code to another.

       (iii) As used in this Agreement, "INTELLECTUAL PROPERTY" shall mean trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; computer programs and software (including source code, object code and data), know-how and any other technology; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any intellectual property or proprietary rights similar to any of the foregoing; licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing.

        (r) BOARD APPROVAL; STATE TAKEOVER STATUTES. The Board of Directors of the Company, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "BOARD APPROVAL"), has duly (i) declared that this Agreement, the Merger and the other transactions contemplated hereby are advisable and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) recommended that the stockholders of the Company adopt this Agreement. The Board Approval constitutes approval of this Agreement, the Merger and the other transactions contemplated hereby for purposes of Section 203 of the DGCL and represents all the action necessary to ensure that the restrictions on "BUSINESS COMBINATIONS" (as defined in Section 203 of the DGCL) set forth in such Section 203 do not apply to Parent or any of its affiliates in connection with this Agreement, the Merger and the other transactions contemplated hereby. To the knowledge of the Company, no other state takeover or similar statute or regulation is applicable to this Agreement or the transactions contemplated hereby.

        (s) VOTING REQUIREMENTS. The affirmative vote at the Stockholders Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the "STOCKHOLDER APPROVAL") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt or approve this Agreement or the consummation of the transactions contemplated hereby.

        (t) BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Broadview International LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by the Company in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by the

    Company in connection with this Agreement and the transactions contemplated by this Agreement will not exceed the fees and expenses set forth in Section 3.01(t) of the Company Disclosure Schedule.

        (u) OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of Broadview International LLC, in customary form to the effect that, at the date hereof, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to Parent.

        (v) RIGHTS AGREEMENT. In connection with this Agreement and the transactions contemplated hereby, the Company has amended the Rights Agreement to ensure that (i) the Rights Agreement and the Rights are and will be inapplicable to Parent and its "AFFILIATES" and "ASSOCIATES" (in each case, as defined in the Rights Agreement); (ii) neither Parent nor any of its "AFFILIATES" or "ASSOCIATES" (in each case, as defined in the Rights Agreement) are or will be deemed to be an Acquiring Person (as defined in the Rights Agreement); (iii) neither a Distribution Date nor a Shares Acquisition Date (each as defined in the Rights Agreement) has occurred or will occur and the Rights have not and will not become separable, distributable, unredeemable or exercisable; and (iv) the Rights will expire immediately prior to the Effective Time.

    SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub represent and warrant to the Company as follows:

        (a) ORGANIZATION. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted.

        (b) AUTHORITY; NONCONTRAVENTION. Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the certificate of incorporation or by-laws of Parent or similar organizational documents of any subsidiary of Parent, (ii) any Contract applicable to Parent or Sub or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form under the HSR Act or any other applicable competition, merger control, antitrust or similar law,
    (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not impair in any material respect the ability of Parent or Sub to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

        (c) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (d) INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and Sub has engaged in no business other than in connection with the transactions contemplated by this Agreement.

        (e) CAPITAL RESOURCES. Parent has sufficient cash or access to cash to pay the aggregate Merger Consideration.

                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    SECTION 4.01. CONDUCT OF BUSINESS. (a) CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent or as specifically contemplated by this Agreement, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use their reasonable best efforts to comply with all applicable laws, rules and regulations and, to the extent consistent therewith, use their reasonable best efforts to preserve their assets and technology and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent or as specifically contemplated by this Agreement, the Company shall not, and shall not permit any of its subsidiaries to:

        (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities;

        (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible securities (other than

    (x) the issuance of Stock Options representing in the aggregate up to 154,000 shares of Company Common Stock during the term of this Agreement, in the ordinary course of business consistent with past practice and with an exercise price per share at least equal to the market value of the Company Common Stock on the date of issuance (and with other material terms no more favorable than (A) with respect to Stock Options granted under the 1993 Stock Option Plan, the material terms of the Stock Option agreements governing the grant of Stock Options under such Company Stock Plan on or prior to June 26, 1999, and (B) with respect to Stock Options granted under the 1998 Stock Option and Incentive Plan, the material terms of the Stock Option agreements governing the grant of Stock Options under such Company Stock Plan on or prior to June 26, 1999), to any employee of the Company (other than directors and officers of the Company) in connection with the hiring or promotion of such employee, (y) the granting of rights that may arise under the Stock Purchase Plans, as the Stock Purchase Plans are in effect on the date hereof (except to the extent provided in Section 5.07(b)), or (z) the issuance of shares of Company Common Stock (A) upon the exercise of Stock Options outstanding on the date of this Agreement and in accordance with their present terms or issued as permitted by this clause
    (ii), (B) upon the exercise of Warrants in accordance with their terms in effect on the date hereof or (C) pursuant to the Stock Purchase Plans, as the Stock Purchase Plans are in effect on the date hereof (except to the extent provided in Section 5.07(b)));

       (iii) amend its certificate of incorporation or by-laws (or similar organizational documents);

        (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, joint venture, association or other entity or division thereof or (y) any material assets other than inventory, components or raw materials in the ordinary course of business consistent with past practice;

        (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets (including any shares of capital stock, voting securities or other rights, instruments or securities), except sales of inventory or used equipment and related licenses in the ordinary course of business consistent with past practice;

        (vi) (x) repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned subsidiary of the Company;

       (vii) incur or commit to any material capital expenditures, or any obligations or liabilities in connection therewith, in any manner inconsistent with the Company's current capital budget, a true and complete copy of which (including all back-up materials) has been provided to Parent prior to the date hereof;

      (viii) (x) pay, discharge, settle or satisfy any tax liabilities, except as permitted by Section 4.01(b), or pay, discharge, settle or satisfy, by payment of more than $100,000, any material claims (including claims of stockholders), other liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of claims, liabilities or obligations (A) reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice or (B) as required by the terms of any Contract giving rise to any such claim, liability or obligation, (y) waive, release, grant or transfer any right of material value other than in the ordinary course of business consistent with past practice, or (z) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

        (ix) modify, amend or terminate any Contract to which the Company or such subsidiary is a party, including any arrangements involving material Intellectual Property, or waive, release or assign any rights or claims thereunder, in each case in a manner materially adverse to the Company and its subsidiaries, taken as a whole;

        (x) enter into any Contract material to the Company and its subsidiaries, taken as a whole, not otherwise prohibited by any other provision of this Agreement, including any arrangements involving material Intellectual Property;

        (xi) except as required to comply with applicable law or any Contract or Benefit Plan as in existence on the date hereof or except as otherwise specifically contemplated by this Agreement, (A) pay any benefit not provided for under any Benefit Plan, (B) grant any awards under any Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Contract or Benefit Plan or awards made thereunder), (C) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract or Benefit Plan or
    (D) take any action to accelerate the vesting or payment of any compensation or benefit under any Benefit Plan;

       (xii) form any subsidiary of the Company;

      (xiii) take any action that would or could reasonably be expected to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality or material adverse effect becoming untrue (as so qualified), (B) any such representation and warranty that is not so qualified becoming untrue in any material respect or
    (C) any condition to the Merger set forth in Article VI not being satisfied; or

       (xiv) authorize any of, or commit, resolve or agree to take any of, the foregoing prohibited actions.

    (b) CERTAIN TAX MATTERS. During the period from the date of this Agreement to the Effective Time, (i) the Company and each of its subsidiaries shall timely file all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other material tax returns and reports ("POST-SIGNING RETURNS") required to be filed by each such entity (after taking into account any extensions); (ii) the Company and each of its subsidiaries will timely pay all taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company or any of its subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company and each of its subsidiaries will promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "ACTIONS") pending against or with respect to the Company or any of its subsidiaries in respect of any tax where there is a reasonable possibility of a determination or decision that could reasonably be expected to have a material adverse effect on the Company's or any of its subsidiaries' tax liabilities or tax attributes and will not settle or compromise any such Action without Parent's consent; and (v) none of the Company or any of its subsidiaries will make or change any material tax election without Parent's consent, which consent shall not be unreasonably withheld or delayed.

    (c) ADVICE OF CHANGES; FILINGS. The Company and each of its subsidiaries shall (i) confer on a regular and frequent basis with Parent to report on operational matters and other matters reasonably requested by Parent and (ii) promptly advise Parent orally and in writing of any material adverse change or material adverse effect on or with respect to the Company. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

    SECTION 4.02. NO SOLICITATION. (a) The Company shall not, nor shall it permit any of its subsidiaries to, or authorize or permit any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal (as defined below) or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal; PROVIDED, HOWEVER, that if, at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company and its representatives may, in response to a Superior Proposal (as defined in Section 4.02(b)) that was unsolicited and that did not otherwise result from a breach of this Section 4.02(a), and subject to compliance with Section 4.02(c), (x) furnish information with respect to the Company and its subsidiaries to any person making such Superior Proposal (and its representatives) pursuant to a customary confidentiality agreement (which confidentiality agreement contains terms that are equivalent to, and in no respect less favorable to the Company than, the terms of the Confidentiality Agreement dated July 12, 1999, between Parent and the Company (as it may be amended from time to time, the "CONFIDENTIALITY AGREEMENT")) and (y) participate in discussions or negotiations with the person making such Superior Proposal (and its representatives) regarding such Superior Proposal.

    For purposes of this Agreement, "TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any person relating to, or that could reasonably be expected to lead to, (i) any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the total revenue, operating income or assets of the Company and its subsidiaries, taken as a whole, or 15% or more of the outstanding shares of Company Common Stock or of any class of capital stock or other equity or voting interests in any of its subsidiaries, (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the voting power of Company Common Stock,
(iii) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving the Company or any of its subsidiaries, or (iv) any other transaction the consummation of which could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or to dilute in any material respect the benefits to Parent of the Merger, other than the transactions contemplated by this Agreement.

    (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Sub, the adoption, approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger,
(ii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Takeover Proposal or (iii) cause or agree to cause the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other agreement (each, an "ACQUISITION

AGREEMENT") constituting or related to, or which is intended to or could reasonably be expected to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a) entered into under the circumstances referred to in such Section 4.02(a)). Notwithstanding the foregoing, if, at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may, in response to a Superior Proposal that was unsolicited and that did not otherwise result from a breach of Section 4.02(a), cause the Company to terminate this Agreement if, and only if, the Company shall concurrently with such termination enter into a definitive Acquisition Agreement containing the terms of a Superior Proposal; PROVIDED, HOWEVER, that the Company shall not terminate this Agreement pursuant to this Section 4.02(b), and any purported termination pursuant to this Section 4.02(b) shall be void and of no force or effect, unless the Company shall have complied with all the provisions of this Section 4.02, including the notification provisions in this Section 4.02, and with all applicable requirements of Section 5.06(b), including the payment of the Termination Fee (as defined in Section 5.06(b)) prior to such termination; and PROVIDED FURTHER, HOWEVER, that the Company shall not exercise its right to terminate this Agreement pursuant to this Section 4.02(b) until after the third business day following Parent's receipt of written notice (a "NOTICE OF SUPERIOR PROPOSAL") advising Parent that the Board of Directors of the Company has received a Superior Proposal and that such Board of Directors will, subject to any action taken by Parent pursuant to this sentence, cause the Company to accept such Superior Proposal, specifying the material terms and conditions of the Superior Proposal and identifying the person making such Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of a Superior Proposal shall require an additional Notice of Superior Proposal and an additional two business day period).

    For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide proposal not solicited by or on behalf of the Company or any of its subsidiaries made by a third party which would result in such third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, share purchase, asset purchase, recapitalization, liquidation, dissolution, joint venture or similar transaction, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to have a higher value than the consideration payable in the Merger and which proposal is determined in good faith by the Board of Directors of the Company to be more favorable to the Company's stockholders than the Merger, in each case taking into account any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal or otherwise.

    (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 4.02, the Company promptly shall advise Parent orally and in writing of any request for information that the Company reasonably believes could lead to a Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to any Takeover Proposal, the terms and conditions of such request, Takeover Proposal or inquiry, including any subsequent amendment or other modification to such terms and conditions, and the identity of the person making any such request, Takeover Proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

    (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or
(ii) making any disclosure to the Company's stockholders if, in the good faith judgment of a majority of the members of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable laws; provided that none of the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or publicly propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.01.  PREPARATION OF THE PROXY STATEMENT; STOCKHOLDERS
MEETING. (a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable following the date of this Agreement. Parent shall furnish to the Company all information concerning itself as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review, comment on and approve such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving Parent's approval, which approval shall not be unreasonably withheld or delayed.

    (b) The Company shall, as promptly as practicable following the date of this Agreement, establish a record date (which will be as promptly as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "STOCKHOLDERS MEETING") for the purpose of obtaining the Stockholder Approval. The Company shall, through its Board of Directors, recommend to its stockholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

    SECTION 5.02. ACCESS TO INFORMATION; CONFIDENTIALITY. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, investment bankers, attorneys, accountants and other advisors and representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, books, contracts, commitments, directors, officers, attorneys, accountants, auditors (and, to the extent within the Company's control, former auditors), other advisors and representatives and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, make available to Parent (a) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of Federal, state, local or foreign laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request (including the work papers of KPMG LLC). Except as required by law, Parent will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

    SECTION 5.03. REASONABLE BEST EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using its reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied; (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any); and (iii) the obtaining of all necessary consents, approvals or waivers from third parties. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any other transaction contemplated hereby, use their reasonable best efforts to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any party hereto be obligated to (A) agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of Parent, the Company or any of their respective subsidiaries or (B) litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative, (1) challenging or seeking to restrain or prohibit the consummation of the Merger; (2) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective affiliates of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger; or (3) seeking to prohibit Parent or any of its affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its subsidiaries.

    (b) The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    (c) Parent shall give prompt notice to the Company of any representation or warranty made by it or Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    (d) Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate at its expense in the defense of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement.

    SECTION 5.04. STOCK PLANS. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions (if any) as may be required to effect the following:

        (i) adjust the terms of all outstanding Stock Options (other than Non-Employee Options (as defined below)) granted under the Company Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each such Stock Option outstanding immediately prior to the Effective Time shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Stock Option (including with respect to vesting), the number of shares of Parent common stock, par value $0.50 per share ("PARENT COMMON STOCK") (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Stock Option by a fraction (the "OPTION EXCHANGE RATIO"), the numerator of which is the Merger Consideration and the denominator of which is the average closing price of Parent Common Stock on the New York Stock Exchange Composite Transactions Tape on the ten trading days immediately preceding the date on which the Effective Time occurs at an exercise price per share of Parent Common Stock equal to (1) the per share exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (2) the Option Exchange Ratio (each, as so adjusted, an "ADJUSTED OPTION"), PROVIDED that such exercise price shall be rounded up to the nearest whole cent;

        (ii) adjust the terms of all outstanding Stock Options granted under the Company Stock Plans and held by current or former non-employee directors of the Company ("NON-EMPLOYEE OPTIONS"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Non-Employee Option outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive an amount of cash equal to (1) the product of (x) the number of shares of Company Common Stock subject to such Non-Employee Option and (y) the Merger Consideration, minus (2) the product of (x) the number of shares of Company Common Stock subject to such Non-Employee Option and (y) the per share exercise price of such Non-Employee Option; and

       (iii) make such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger.

    (b) The adjustments provided herein with respect to any Stock Options that are "INCENTIVE STOCK OPTIONS" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

    (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans, including with respect to Stock Options outstanding at the Effective Time, shall be obligations of Parent following the Effective Time.

    (d) Prior to the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) as long as any Adjusted Options may remain outstanding.

    (e) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Stock Options (other than Non-Employee Options) appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Stock Options and that such Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.04 after giving effect to the Merger).

    (f) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

    (g) Except as otherwise contemplated by this Section 5.04 and except to the extent required under the respective terms of the Stock Options or Company Stock Plans, all restrictions or limitations on transfer with respect to Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth above.

    SECTION 5.05. INDEMNIFICATION, EXCULPATION AND INSURANCE. (a) Parent and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other agreements of the Company as in effect on the date hereof shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

    (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.05.

    (c) For six years after the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance covering each person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; PROVIDED that Parent may substitute therefor policies of a reputable insurance company the material terms of which, including coverage and amount, are no less favorable to such directors and officers than the insurance coverage otherwise required under this Section 5.05(c); PROVIDED, HOWEVER, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 5.05(c) in excess of 150% of the amount of the aggregate premiums paid by the Company in 1998 on an annualized basis for such purpose (which premiums for the two year period ending June 28, 2000 are hereby represented and warranted by the Company to be $365,000), PROVIDED that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 150% amount.

    (d) The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

    SECTION 5.06. FEES AND EXPENSES. (a) All fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

    (b) In the event that (i) (A) a Takeover Proposal shall have been made known to the Company or has been made directly to its stockholders or any person has announced an intention (whether or not conditional) to make a Takeover Proposal or a Takeover Proposal otherwise becomes known to the stockholders of the Company, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) (but only if the Stockholders Meeting has not been held by the date that is five business days prior to the date of such termination) or 7.01(b)(iii) and (C) within 12 months after such termination, the Company or any of its subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (solely for purposes of this

Section 5.06(b)(i)(C), the term "TAKEOVER PROPOSAL" shall have the meaning set forth in Section 4.02(a) except that (I) all references to 15% shall be deemed references to 50% and (II) clause (iv) of such definition and the reference in such definition to capital stock or other voting or equity interests of the subsidiaries of the Company shall be disregarded), (ii) this Agreement is terminated by the Company pursuant to Section 4.02(b) or (iii) this Agreement is terminated by Parent pursuant to Section 7.01(c), then the Company shall pay Parent a fee equal to $10.0 million (the "TERMINATION FEE") by wire transfer of same day funds (1) in the case of a termination pursuant to Section 4.02(b), prior to such termination, (2) in the case of a termination pursuant to Section 7.01(c), within two days after such termination and (3) in the case of a payment as a result of any event referred to in clause (i)(C) of this Section 5.06(b), within two days after the first to occur of such events. The Company acknowledges that the agreements contained in this Section 5.06(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 5.06(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 5.06(b), the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 5.06(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

    SECTION 5.07. EMPLOYEE MATTERS. (a) Following the Effective Time, the Surviving Corporation shall honor, or cause to be honored, all obligations under employment agreements and Benefit Plans of the Company in accordance with the terms thereof. Nothing herein shall be construed to prohibit the Surviving Corporation from amending or terminating such agreements and Benefit Plans in accordance with the terms thereof and with applicable law or from terminating the employment of any employee of the Company or its subsidiaries at any time following the Closing.

    (b) The Company shall amend the Stock Purchase Plans on the date hereof to provide that (i) participation in the Stock Purchase Plans shall be limited to those employees who were participants on July 18, 1999, (ii) such participants may not increase their payroll deductions or purchase elections from those in effect on July 18, 1999, (iii) no offering periods shall be commenced after the date hereof, (iv) an additional exercise date shall be set by the Board of Directors of the Company, which additional exercise date shall be the trading day immediately prior to the day on which the Effective Time shall occur (the "FINAL EXERCISE DATE") and (v) immediately following the purchase of Company Common Stock on the Final Exercise Date, the Stock Purchase Plans shall terminate.

    (c) The Company shall, effective prior to the Effective Time, terminate the employment of the individuals set forth on Schedule 5.07(c) of the Company Disclosure Schedule.

    SECTION 5.08. PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, will, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

    SECTION 5.09. RIGHTS AGREEMENT. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.01(v)) reasonably requested in writing by Parent in order to render the Rights inapplicable to this Agreement, the Merger and the other transactions contemplated hereby to the extent provided herein. Except as provided above and in

Section 3.01(v) with respect to this Agreement, the Merger and the other transactions contemplated hereby, the Board of Directors of the Company shall not, without the written consent of Parent (a) amend the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the rights or any action to facilitate a Takeover Proposal.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    SECTION 6.01.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) STOCKHOLDER APPROVAL. The Stockholder Approval shall have been obtained.

        (b) ANTITRUST. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act or any other applicable competition, merger control, antitrust or similar law shall have been terminated or shall have expired.

        (c) NO INJUNCTIONS OR LEGAL RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "LEGAL RESTRAINTS") which has the effect of preventing the consummation of the Merger shall be in effect.

    SECTION 6.02. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

        (c) NO LITIGATION. There shall not be threatened or pending any suit, action or proceeding brought by any Governmental Entity or any other third party: (i) challenging or seeking to restrain or prohibit the consummation of the Merger; or (ii) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective affiliates of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger; or (iii) seeking to prohibit Parent or any of its affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its subsidiaries.

        (d) LEGAL RESTRAINT. No Legal Restraint that could reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iii) of paragraph (c) of this Section 6.02 shall be in effect.

        (e) CONSENTS. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained (i) all material consents, approvals, authorizations, qualifications and orders of all Governmental Entities legally required to effect the transactions contemplated by this Agreement and (ii) all other consents, approvals, authorizations, qualifications and orders of Governmental Entities or third parties required in connection with this Agreement and the transactions contemplated by this Agreement, except, in the case of this clause (ii), for those the failure of which to be obtained individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

    SECTION 6.03. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

    SECTION 6.04. FRUSTRATION OF CLOSING CONDITIONS. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.01. TERMINATION. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or (subject to the provisions hereof) after the Stockholder Approval has been obtained:

        (a) by mutual written consent of Parent, Sub and the Company;

        (b) by either Parent or the Company:

            (i) if the Merger shall not have been consummated by February 29, 2000 for any reason; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (ii) if any Legal Restraint having the effect set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

           (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof or by written consent; or

        (c) by Parent if the Company shall have delivered to Parent a notice of Superior Proposal pursuant to Section 4.02 or if the Board of Directors of the Company or any committee thereof shall have failed to reconfirm its recommendation referred to in Section 5.01(b) within ten business days after a written request to do so, PROVIDED that such request is made following the making of a Takeover Proposal with respect to the Company;

        (d) by Parent (i) if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
    (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b), and (B) has not been or is incapable of being cured by the Company within 15 business days after its receipt of written notice thereof from Parent; or (ii) if any Legal Restraint having any of the effects referred to in clauses (i) through (iii) of Section 6.02(c) shall be in effect and shall have become final and nonappealable;

        (e) by the Company, if Parent shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
    (i) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b), and (ii) has not been or is incapable of being cured by Parent within 15 business days after its receipt of written notice thereof from the Company; or

        (f) by the Company, in accordance with, and subject to the terms and conditions of, Section 4.02(b).

    SECTION 7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(t), the last sentence of Section 5.02, Section 5.06, this Section 7.02 and Article VIII and except to the extent that such termination results from a material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    SECTION 7.03. AMENDMENT. This Agreement may be amended by the parties hereto at any time, whether before or after the Stockholder Approval has been obtained; PROVIDED, HOWEVER, that after the Stockholder Approval has been obtained, there shall be made no amendment that by law requires further approval by stockholders of the parties without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 7.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after the Stockholder Approval has been obtained, there shall be made no waiver that by law requires further approval by stockholders of the parties without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    SECTION 8.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        if to Parent or Sub, to:

           International Business Machines Corporation
           New Orchard Road
           Armonk, NY 10504
           Attention:  Mr. Lee A. Dayton

        with a copy to:

           Cravath, Swaine & Moore
           Worldwide Plaza
           825 Eighth Avenue
           New York, NY 10019
           Attention:  Allen Finkelson, Esq.
                     Scott A. Barshay, Esq.

        if to the Company, to:

           Mylex Corporation
           34551 Ardenwood Blvd.
           Fremont, CA 94555-3607
           Attention:  President, Chief Financial Officer and General Counsel

        with a copy to:

           Brown & Bain, P.A.
           2901 North Central Avenue
           Phoenix, AZ 85012-2788
           Attention:  Charles Van Cott, Esq.

    SECTION 8.03.  DEFINITIONS.  For purposes of this Agreement:

        (a) an "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

        (b) as it relates to the Company, "KNOWLEDGE" means, with respect to any matter in question, that any of the chief executive officer or chief financial officer of the Company or any of the individuals set forth on
    Schedule 8.03(b) of the Company Disclosure Schedule has actual knowledge of such matter;

        (c) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" on or with respect to the Company means any state of facts, change, development, effect or occurrence that is, or could reasonably be expected to be, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, other than any state of facts, change, effect or occurrence principally attributable to (i) the economy in general or the Company's industry in general and not specifically relating to the Company or any of its subsidiaries, (ii) any securities class action litigation against the Company arising out of the transactions contemplated hereby or
    (iii) a shortfall in the revenues of the Company and its subsidiaries, taken as a whole, that results from delays of customer orders attributable to the announcement of the Merger;

        (d) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

        (e) a "SUBSIDIARY" of any person means another person of which more than 50% of any class of capital stock, voting securities or other equity interests are owned or controlled, directly or indirectly, by such first person.

    SECTION 8.04. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE", "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION".

    SECTION 8.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 8.06. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.05, is not intended to confer upon any person other than the parties hereto any rights or remedies.

    SECTION 8.07. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    SECTION 8.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

    SECTION 8.09. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                              INTERNATIONAL BUSINESS
                                              MACHINES CORPORATION

                                              by         /s/ LEE A. DAYTON
                                                         ------------------------------------------
                                                         Name: Lee A. Dayton
                                                         Title:Vice President-Corporate Development
                                                              and Real Estate

                                              S2 ACQUISITION CORP.

                                              by         /s/ LEE A. DAYTON
                                                         ------------------------------------------
                                                         Name: Lee A. Dayton
                                                         Title:President

                                              MYLEX CORPORATION

                                              by         /s/ AL MONTROSS
                                                         ------------------------------------------
                                                         Name: Al Montross
                                                         Title: President and Chief Executive
                                                         Officer

                                                                      APPENDIX B

                                                    July 27, 1999

                                                    CONFIDENTIAL

Board of Directors
Mylex Corporation
34551 Ardenwood Blvd.
Fremont, CA 94555

Dear Members of the Board:

We understand that Mylex Corporation ("Mylex" or the "Company"), International Business Machines Corporation ("IBM" or the "Parent"), and S2 Acquisition Corporation, a wholly owned subsidiary of IBM (the "Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Merger Sub will be merged with and into the Company (the "Merger"). Pursuant to the Merger each share of Mylex common stock ("Mylex Common Stock") will be converted into the right to receive $12.00 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully detailed in the Agreement.

You have requested our opinion as to whether the Merger Consideration is fair, from a financial point of view, to Mylex shareholders.

Broadview International LLC ("Broadview") focuses on providing merger and acquisition advisory services to information technology ("IT") companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to Mylex's Board of Directors and will receive a fee from Mylex upon the successful conclusion of the Merger.

In rendering our opinion, we have, among other things:

    1.) reviewed the terms of a draft of the Agreement dated July 21, 1999 furnished to us by Mylex management on July 21, 1999 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed);

    2.) reviewed Mylex's annual report on Form 10-K for its fiscal year ended
        December 31, 1998, including the audited financial statements included therein, and Mylex's quarterly report on Form 10-Q for the period ended March 31, 1999, including the unaudited financial statements included therein;

    3.) reviewed certain internal financial and operating information relating to Mylex, including preliminary results for its fiscal quarter ending June 30, 1999 and certain quarterly projections through December 31, 2000, prepared and furnished to us by Mylex management;

    4.) participated in discussions with Mylex management concerning the operations, business strategy, current financial performance and prospects for Mylex;

    5.) discussed with Mylex management its view of the strategic rationale for the Merger;

    6.) reviewed the recent reported closing prices and trading activity for Mylex Common Stock;

    7.) compared certain aspects of the financial performance of Mylex with public companies we deemed comparable;

Board of Directors
July 27, 1999
Page 2

    8.) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

    9.) reviewed recent equity research analyst reports covering Mylex;

   10.) assisted in negotiations and discussions related to the Merger among Mylex, IBM, and their respective financial and legal advisors; and

   11.) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Mylex. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Mylex as to the future performance of Mylex. We have neither made nor obtained an independent appraisal or valuation of any of Mylex's assets.

Based upon and subject to the foregoing, we are of the opinion that the Merger Consideration is fair, from a financial point of view, to Mylex shareholders.

For purposes of this opinion, except as disclosed to us by Mylex or as disclosed in the documents we have reviewed, we have assumed that Mylex is not currently involved in any material transaction other than the Merger and those activities undertaken in the ordinary course of conducting its business. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated only as of the date of this opinion, and any change in such conditions may impact this opinion.

This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Mylex in connection with its consideration of the Merger and does not constitute a recommendation to any Mylex shareholder as to how such shareholder should vote on the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to, and the inclusion of, this opinion in its entirety in the Proxy Statement to be distributed to Mylex shareholders in connection with the Merger.

                                Sincerely,

                                /s/ BROADVIEW INTERNATIONAL LLC
                                ------------------------------------------
                                Broadview International LLC

                                                                      APPENDIX C

                        DELAWARE GENERAL CORPORATION LAW

    Section 262.  APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depositary receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided, that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceedings, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation; provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      4760SMPS99

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                               MYLEX CORPORATION
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 28, 1999

    The undersigned stockholder of Mylex Corporation ("Mylex"), revoking all prior proxies, hereby appoints Al Montross and Colleen Gray, or either of them acting singly, proxies, with full power of substitution, to vote all shares of common stock of Mylex which the undersigned is entitled to vote at the special meeting of stockholders to be held on September 28, 1999, at 9:00 a.m., local time, at Omni Berkshire Place, 21 East 52nd Street, New York, New York, upon matters set forth in the Notice of Special Meeting of Stockholders dated August 24, 1999 and the related proxy statement, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting or upon any other business that may properly be brought before the meeting. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MYLEX CORPORATION. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                   (Continued and to be signed on reverse side)

   (See Reverse Side)                                     (See Reverse Side)
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
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(CONTINUED FROM OTHER SIDE)


                               MYLEX CORPORATION

         /X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH BELOW,
             WILL BE VOTED FOR THE PROPOSAL AND WILL BE VOTED IN THE
            DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER
                      PROPERLY BROUGHT BEFORE THE MEETING.

              1. To adopt the Agreement and Plan of Merger dated as of July 27, 1999, among International Business Machines Corporation, S2 Acquisition Corp. and Mylex Corporation.

                                FOR         AGAINST        ABSTAIN
                                / /           / /            / /

    Mark here if you plan to attend the meeting / /

    Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

    If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons.


Signature:                                       Date:
          -------------------------------             --------------------

Signature:                                       Date:
          -------------------------------             --------------------


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